DEF 14A 1 proxy_2023.htm

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Data I/O Corporation
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DATA I/O CORPORATION

NOTICE OF 2023

ANNUAL MEETING

and

PROXY STATEMENT

DATA I/O CORPORATION

April 3, 2023

To Our Shareholders:

You are cordially invited to attend the 2023 Annual Meeting of Data I/O Corporation, which will be held at Data I/O’s headquarters at 6645 185th Ave NE, Suite 100, Redmond, Washington 98052.  The meeting will begin at 10:00 a.m. Pacific Daylight Time on Thursday, May 18, 2023.

Officers of Data I/O will be attending and will respond to questions after the meeting.  Formal business will include the election of directors, ratification of the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors, an advisory vote on executive compensation, a vote on amending and restating the 2000 Stock Compensation Incentive Plan, and a vote on approving a new 2023 Omnibus Incentive Compensation Incentive Plan.

Please read the proxy materials carefully.  Your vote is important.  Data I/O appreciates you considering and acting on the proposals presented.  The meeting is not being held as a virtual or hybrid meeting, so in order to attend and vote at the meeting(as opposed to voting by proxy), you must attend the meeting in person.  However, due to ongoing concerns related to the spread of COVID-19, and in order to mitigate potential risks to the health and safety of our shareholders, employees, and other stakeholders, the Company encourages shareholders to vote on the matters before the meeting by proxy, and if you wish to listen to the annual meeting matters and voting results via conference call, we encourage you to use the conference call, rather than attend the meeting in person.  There is no other business presentation planned for the meeting. The conference call information will be available on the Company’s website at https://www.dataio.com/Company/Investor-Relations/Annual-Meetingor contact the corporate Secretary.

Sincerely,

/s/ Anthony Ambrose

Anthony Ambrose

President and Chief Executive Officer

DATA I/O CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – May 18, 2023

To the Shareholders of Data I/O Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Data I/O Corporation (the “Company” or “Data I/O”) will be held at 10:00 a.m. Pacific Daylight Time, on Thursday, May 18, 2023, at Data I/O’s principal offices, 6645 185th Ave NE, Suite 100, Redmond, Washington 98052, for the following purposes:

(1)             Election of Directors:

To elect five directors, each to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified or until such director’s earlier death, resignation, or removal.

(2)             Ratification of Independent Auditors:

To ratify the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors for the calendar year ended December 31, 2023.

(3)             Say on Pay – Advisory Vote on Executive Compensation:

To consider and vote on an advisory resolution on the compensation of our named executive officers.

(4)             2000 Stock Compensation Incentive Plan:

To consider and vote on a proposal to amend and restate the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “2000 Plan”) and to increase the number of shares reserved for issuance under the 2000 Plan by an additional 200,000 shares of common stock.

(5)             2023 Omnibus Incentive Compensation Incentive Plan:

To consider and vote on a proposal to approve a new Data I/O Corporation 2023 Omnibus Incentive Compensation Incentive Plan (the “2023 Plan”) and to reserve 500,000 shares of common stock for issuance under the 2023 Plan.

(6)             Other Business:

To consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 18, 2023.  The proxy statement and annual report to security holders are also available at http://www.dataio.com/company/investorrelations/annualmeeting.aspx.

The Board of Directors has fixed the close of business on March 20, 2023, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the 2023 Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Anthony Ambrose

Anthony Ambrose

President and Chief Executive Officer

Redmond, Washington

April 3, 2023

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, and return the accompanying proxy card at your earliest convenience, or you may vote as provided in the instructions on the proxy card (for Computershare accounts: by the internet at http://www.envisionreports.com/DAIO or by telephone at 1-800-652-8683, and for other accounts: by internet at www.ProxyVote.com or by phone at 1-800-579-1639).  This will ensure the presence of a quorum at the meeting.  Promptly returning a signed and dated proxy card, or voting by the internet or by telephone, will save Data I/O the extra expense of additional solicitation.  Your proxy is revocable at your request any time before it is voted.  If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.  If you vote by mail, an addressed, postage-paid envelope is provided in order to make certain that your shares will be represented at the Annual Meeting.

DATA I/O CORPORATION

6645 185th Ave NE, Suite 100

Redmond, Washington 98052

____________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2023

INFORMATION REGARDING PROXY

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (“Board of Directors”) of Data I/O Corporation (the “Company” or “Data I/O”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 18, 2023, at 10:00 a.m. Pacific Daylight Time at Data I/O’s principal office, 6645 185th Ave NE, Suite 100, Redmond, Washington 98052, and at any adjournment of the meeting (the “Annual Meeting”).  Shareholders of record at the close of business on March 20, 2023, (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.  This Proxy Statement and a copy of Data I/O’s 2022 Annual Report to Shareholders are being mailed to shareholders on or about April 6, 2023.

A proxy card is enclosed for your use.  You are requested on behalf of the Board of Directors to sign, date, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States or Canada. Alternatively, you may vote as provided in the instructions on the proxy card (for Computershare accounts: by the internet at http://www.envisionreports.com/DAIO or by telephone at 1-800-652-8683, and for other accounts: by internet at www.ProxyVote.com or by phone at 1-800-579-1639).  If you vote by the internet or by telephone, you do not need to mail back the proxy card.

A proxy in the accompanying form, which is properly signed, dated and returned and not revoked, will be voted in accordance with its instructions.  To vote on the election of directors, check the appropriate box under Proposal 1 on your proxy card.  You may (a) vote “FOR” all of the director nominees as a group, (b) “WITHHOLD” authority to vote for all director nominees as a group, or (c) vote “FOR” all director nominees as a group except those nominees indicated to the contrary.  To vote on Proposal 2 to ratify the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors for the calendar year ended December 31, 2022, check the appropriate box under Proposal 2 on your proxy card.  You may (a) vote “FOR” approval of the ratification of Grant Thornton LLP as Data I/O’s independent auditors, (b) vote “AGAINST” approval of the ratification of Grant Thornton LLP as Data I/O’s independent auditors, or (c) “ABSTAIN” from voting on the ratification of Grant Thornton LLP as Data I/O’s independent auditors.  To vote on Proposal 3, Say on Pay – Advisory Vote on Executive Compensation, you may vote (a) “FOR” the advisory resolution, (b) “AGAINST” the advisory resolution, or (c) “ABSTAIN” from voting on the advisory resolution on executive compensation.  To vote on Proposal 4, to amend and restate the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “2000 Plan”) to increase the number of shares reserved for issuance under the 2000 Plan by an additional 200,000 shares of common stock, check the appropriate box under Proposal 4 on your proxy card. You may (a) vote “FOR” approval of the amendment to the 2000 Plan, (b) vote “AGAINST” approval of the amendment to the 2000 Plan, or (c) “ABSTAIN” from voting on the approval of the amendment to the 2000 Plan.  To vote on Proposal 5, To approve a new Data I/O Corporation 2023 Omnibus Incentive Compensation Incentive Plan (the “2023 Plan”) and to reserve 500,000 shares of common stock for issuance under the 2023 Plan, check the appropriate box under Proposal 5 on your proxy card. You may (a) vote “FOR” approval of the 2023 Plan, (b) vote “AGAINST” approval of the 2023 Plan, or (c) “ABSTAIN” from voting on approval of the 2023 Plan.

Proposal 4, amending and restating the 2000 Plan, is required to be voted on, as the Board of Directors amended the plan during the year and approved adding shares to it, which requires shareholder approval. Proposal 5, adding the new 2023 Plan and reserving shares for it, also requires shareholder approval.  If the 2023 Plan is approved, all shares remaining in the 2000 Plan will be transferred to the 2023 Plan, and future awards will be made under it.  If the 2023 Plan is not approved, then the 2000 Plan will continue to be used for future awards. If Proposal 4, for the 2000 Plan is approved, the amendment is incorporated and added shares will be reserved, if it is not approved the 2000 Plan will revert to the prior version and no shares will be added to the reserve for it.

Proxies which are returned to Data I/O without instructions will be voted as recommended by the Board of Directors.  Any shareholder who returns a proxy may revoke it at any time prior to voting on any matter (without, however, affecting any vote taken prior to such revocation) by (i) delivering written notice of revocation to the Secretary of Data I/O at Data I/O’s principal offices, (ii) executing and delivering to Data I/O another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The only outstanding voting securities of Data I/O are shares of common stock (the “Common Stock”).  As of the Record Date, there were 8,818,076 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting.  The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum for transacting business at the Annual Meeting.  Shares of Common Stock underlying abstentions will be considered present at the Annual Meeting for the purpose of calculating a quorum.  Under Washington law and Data I/O’s charter documents, if a quorum is present, the five nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors.  Abstentions and broker non-votes will have no effect on the election of directors because they are not cast in favor of any particular candidate.

The proposal to ratify the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors will be approved, if a quorum is present, if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.  Abstentions and broker non-votes on the proposals will have no effect because approval of the proposal is based solely on the votes cast.

Say on Pay – The advisory vote on the compensation of Data I/O’s named executive officers will be approved, if a quorum is present, if the number of votes cast in favor of the advisory resolution exceeds the number of votes cast against the advisory resolution.  Abstentions and broker non-votes on the advisory resolution will have no effect because approval of the advisory resolution is based solely on the votes cast.

Proposal 4 The vote on the amended and restated 2000 Stock Compensation Incentive Plan will be approved, if a quorum is present, if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.  Abstentions and broker non-votes on the proposals will have no effect because approval of the proposal is based solely on the votes cast.

Proposal 5 The vote on the 2023 Omnibus Incentive Compensation Incentive Plan will be approved, if a quorum is present, if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.  Abstentions and broker non-votes on the proposals will have no effect because approval of the proposal is based solely on the votes cast.

Proxies and ballots will be received and tabulated by Computershare, an independent business entity not affiliated with Data I/O.

Effect of Not Casting Your Vote

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want it to count in Proposal 1, the election of directors; Proposal 3, Say on Pay, Proposal 4 amending and restating the 2000 Plan and Proposal 5 approving the 2023 Plan.  Regulations no longer allow your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis.  If you hold your shares in street name and you do not instruct your bank or broker how to vote in the Proposal 1, election of directors; Proposal 3, Say on Pay; Proposal 4, amending and restating the 2000 Plan; and Proposal 5, approving the 2023 Plan votes will not be cast on your behalf for these Proposals.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on Proposal 2, ratification of the appointment of Data I/O’s independent auditors.  If you are a shareholder of record and you do not cast your vote, votes will not be cast on your behalf on any of the items of business at the Annual Meeting.

The Common Stock is traded on The NASDAQ Capital Market under the symbol “DAIO”.  The last sale price for the Common Stock, as reported by The NASDAQ Capital Market on March 20, 2023, was $4.83 per share.

Principal Holders of Data I/O’s Common Stock

The following table sets forth information for all shareholders known by Data I/O to be the beneficial owners of more than five percent of its outstanding Common Stock as of March 20, 2023.  Except as noted below, each person or entity has sole voting and investment powers for the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Shares Outstanding
Renaissance Technologies LLC Renaissance Technologies Holding Corporation 800 Third Avenue New York, NY 10022	544,643	(1)	6.2%
David L. Kanen Kanen Wealth Management LLC Philotimo Fund, LP 5850 Coral Ridge Drive, suite 309 Coral Springs, FL33076	826,946	(2)	9.4%

(1)    The holding reported as of December 30, 2022, as jointly reported by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holding Corporation (“RTHC”) on the most recent (filed February 13, 2023) Schedule 13G/A filed under the Securities Exchange Act of 1934.  The Schedule 13G/A indicates that RTC has sole voting power for 511,154 shares and dispositive power for 544,643 shares. The Schedule 13G further indicates that RTHC has sole voting power for 511,154 shares and dispositive power for 544,643 shares, comprising the shares beneficially owned by RTHC, because of RTHC’s majority ownership of RTC.

(2)    The holding reported as of January 9, 2023, as jointly reported by Philotimo Fund, LP, David L. Kanen and Kanen Wealth Management LLC (“KWM”), on the most recent (filed January 11, 2023) Schedule 13D filed under the Securities Exchange Act of 1934. The Schedule 13D indicates that Philotimo Fund, LP has 0 sole voting, 0 sole dispositive power, 479,127 shared voting power and 479,127 shared dispositive power for shares. KWM has 0 shares sole voting, 0 shares sole dispositive power, 806,528 shared voting power and 806,528 shared dispositive power for shares. Mr. Kanen has 21,418 shares sole voting, 21,418 shares sole dispositive power, 806,528 shared voting power and 806,528 shared dispositive power for shares. KWM is the General Partner of Philotimo Fund, LP, and Mr. Kanen is the managing member of KWM. They may be deemed to beneficially own the Shares owned in turn by Philotimo Fund, LP and KWM.

Directors’ and Officers’ Share Ownership

The following table indicates ownership of Data I/O’s Common Stock by each director of Data I/O, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of March 20, 2023.  Data I/O is not aware of any family relationships between any director, director nominee or executive officer of Data I/O.

	Amount and Nature of	Percent of Shares
Name	Beneficial Ownership	Outstanding

Anthony Ambrose	258,172	2.9%
Joel S. Hatlen	127,549	1.4%
Rajeev Gulati	91,311	1.0%
Michael Tidwell (2)	66,685	(1)
Douglas W. Brown	53,989	(1)
Sally A. Washlow	27,851	(1)
Cheemin Bo-Linn	15,401	(1)
Edward J. Smith	13,315	(1)
All current directors and executive officers as a group (8 persons)(2)	654,243	7.4%

(1)   Less than 1 percent each.

(2)   Includes 12,500 options exercisable within 60 days.

Data I/O is not aware of any arrangement the operation of which may at a subsequent date result in a change of control of Data I/O.

Legal Proceedings

Neither the Data I/O nor any of its property is currently subject to any material legal proceedings or other adverse regulatory proceedings. Data I/O does not currently know of any material legal proceedings against it or its subsidiaries involving its directors, proposed directors, or executive officers, or any associate of any such director or executive officer, or any material interest adverse to Data I/O or its subsidiaries. None of Data I/O’s directors, proposed directors or executive officers has, during the past ten years, been involved in any material bankruptcy, criminal or securities law proceedings.

CORPORATE GOVERNANCE

Board Charters

The Board of Directors has adopted Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee Charters.  All our Charters are reviewed and updated periodically by our Board of Directors.  All of our Charters were reviewed during 2022 and again in early 2023 and no changes were made. The current versions of our Charters are posted on the corporate governance page of our website at https://www.dataio.com/Company/Investor-Relations/Corporate-Governance.aspx.  All of these Charters are consistent with the applicable requirements of United States security laws and our NASDAQ listing standards.

Code of Ethics

Our Code of Ethics was reviewed by our Board of Directors during 2022 and again in early 2023 and no substantive changes were made.  The current version of our Code of Ethics is posted on the Corporate Governance page of our website at https://www.dataio.com/Company/Investor-Relations/Corporate-Governance.aspx.  Data I/O’s Code of Ethics apply to all directors, officers and employees of Data I/O, including the named executive officers.  The key principles of the Code are to act legally, and with integrity in all work for Data I/O.  We will post any amendments to our Code of Ethics on the corporate governance page of our website at www.dataio.com/company/investorrelations/corporategovernance.aspx.  In the unlikely event that the Board of Directors approves any waiver to the Code of Ethics for our executive officers or directors, information concerning such waiver will also be posted on our website.  In addition to posting information regarding amendments and waivers on our website, the same information will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of The NASDAQ Stock Market LLC.

Risk Oversight

Our current Board of Directors consists of five independent directors, and one non-independent director, our Chief Executive Officer.  Risk oversight is generally handled by our entire Board of Directors, although certain risk oversight areas such as internal control and cyber risk are handled by our Audit Committee, and compensation is handled by our Compensation Committee, respectively.  The Board leadership structure promotes effective oversight of the Company's risk management for the same reasons that the structure is most effective for the Company in general, that is, by providing the Chief Executive Officer and other members of senior management with the responsibility to assess and manage the Company's day-to-day risk exposure and providing the Board, and specifically the Audit Committee of the Board, with the responsibility to oversee these efforts of senior management.

Director Independence

Messrs. Brown and Smith, and Mss. Washlow and Bo-Linn are independent directors as defined by applicable U.S. Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.  Mr. Gallenberger was also independent, but was no longer a director as of May 19, 2022. Director nominee, Mr. Wentworth is also independent. Mr. Ambrose, our Chief Executive Officer, is not an independent director.

Leadership Structure

Our Board Chair, Mr. Brown, is an independent director and Mr. Ambrose is our Chief Executive Officer, President, and Director.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the 2022 Annual Meeting, the shareholders elected five directors to serve until the next Annual Meeting or until such director’s successor has been qualified and elected or such director’s earlier death, resignation or removal.  For the 2023 Annual Meeting, the Board of Directors has approved the five nominees named below.  Four nominees are currently members of the Board of Directors and one is an initial nominee.  Each of the nominees has indicated that they are willing and able to serve as directors.  However, should one or more of the nominees not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

Recommendation:  The Board of Directors recommends a vote FOR each of the director nominees.

Anthony Ambrose, age 61, was appointed a director of Data I/O effective October 25, 2012.  He joined Data I/O October 25, 2012 and has served as President and Chief Executive Officer (“CEO”).  Prior to Data I/O, Mr. Ambrose was Owner and Principal of Cedar Mill Partners, LLC, a strategy consulting firm since 2011.  From 2007 to 2011, he was Vice President and General Manager at RadiSys Corporation, a leading provider of embedded wireless infrastructure solutions, where he led all product divisions and worldwide engineering.  Until 2007, he was general manager and held several other progressively responsible positions at Intel Corporation, where he led development and marketing of standards-based telecommunications platforms, and grew the industry standard server business to over $1B in revenues.  He is Chair of the EvergreenHealth Foundation Board of Trustees He is also a board member of SideChannel, Inc. ((OTCQB: SDCH) retained after with their 2022 merger with Cipherloc Corporation (OTCQB: CLOK) where he joined the board in 2019 and has also been lead independent director since 2019). Mr. Ambrose has a Bachelor’s of Science in Engineering from Princeton University.  He has completed the Stanford Graduate School of Business Director Symposium and earned the Carnegie Mellon University Certificate in Cybersecurity Oversight.

Mr. Ambrose has extensive semiconductor, systems and networking industry operating experience.  He has significant executive experience in strategy development, business management, marketing, engineering, and new product development.  His role as our President and CEO gives him knowledge as well as unique insight into our challenges, opportunities and operations, for which the Board of Directors believes he is qualified to serve as a director of Data I/O.

Douglas W. Brown, age 67, was appointed a director of Data I/O effective April 1, 2011.  Mr. Brown retired in 2019 from Executive Chairman of All Star Directories, Inc., Seattle, Washington, a Web-based publisher of post-secondary online and career school directories which he joined as President in 2005 and served in that capacity until 2016.  From 2003 to 2005, he provided governance and interim executive services, with engagements including Interim President and Board member, to venture-backed clients.  From 1998 to 2003, he was a Board member of GoAhead Software and was appointed its President in 2001.  From 1993 to 1999, he was a President of a Seattle-area manufacturing company which became a Division of Leggett & Platt in 1996.  Prior to that time, he was the Chief Financial Officer (“CFO”) of Seattle Silicon, and Executive Vice President, Finance and Operations at Phamis.  He started his career as a Certified Public Accountant at Arthur Young & Co, now Ernst & Young, in Seattle.  Mr. Brown has a Bachelor’s degree in Business from University of Idaho.

Mr. Brown has extensive software, financial, CEO, CFO, and board level experience for which the Board of Directors believes he is qualified to serve as a director of Data I/O.

Sally A. Washlow, age 51, was appointed a director of Data I/O effective October 28, 2020.  She currently leads the Midwest geographic area of the United States for LHH’s International Center for Executive Options working with senior level and C-Suite executives from companies ranging from Fortune 10 to privately held. She operates SW Consulting LLC supporting companies with executive management, strategy initiatives and board service to privately held companies since 2017. She is also a member of the Consumer Technology Association and serves on the audit committee as well as the Board of Industry Leaders.  From 2015 to 2017, Ms. Washlow was the Chief Executive Officer of Cedar Electronics Corporation, a supplier of radar detectors, GPS systems, dash cameras and other electronic products, and led the integration of the Cobra and Escort electronics businesses. Prior to that, Ms. Washlow worked for 13 years at Cobra Electronics Corporation (COBR) in various capacities, including as President from 2013 until 2015.  Prior roles included leadership positions in product development, marketing and supply chain with Motorola in the automotive and telecommunication sectors along with LG/ Zenith and the launch of Digital Television.  Ms. Washlow received an MBA in Marketing from DePaul University and a BA in Supply Chain Management from Michigan State University.  In 2019, she became a board member and serves as Chair of Costar Technologies, Inc. (OTC Markets Group: CSTI).

Ms. Washlow, as a consultant and former Chief Executive Officer, has extensive experience as an operating leader in the security and automotive electronics markets, for which the Board of Directors believes she is qualified to serve as a director of Data I/O.

Edward J. Smith, age 60, was appointed a director of Data I/O effective February 23, 2022.  He is President and Chief Executive Officer of SMTC Corporation.  Mr. Smith is a seasoned and successful executive with more than 25 years of experience in electronic manufacturing services (EMS) industry and the electronic components distribution industry. Prior to joining SMTC he served as President of Avnet Inc. for 7 years and held various other senior positions since 1994. Mr. Smith served, as President and Chief Executive Officer of SMTEK International Inc., from 2002 to 2004, a tier II manufacturer in the EMS industry. Mr. Smith has served on numerous private company and non-profit boards and currently serves on the board of directors at Aqua Metals, Inc. (NASDAQ: AQMS) and previously served on the board of directors of SMTC Corporation (NASDAQ: SMTX). He continues to serve on the board of directors of SMTC Corporation (a private company). Mr. Smith is the founder and currently runs the We Will Never Forget charitable foundation.

Mr. Smith has extensive board, CEO and industry expertise, for which the Board of Directors believes he is qualified to serve as a director of Data I/O.

William Wentworth, age 57, was nominated to be elected as a director effective with the 2023 annual meeting on May 18, 2023. He is Chief Strategy Officer of Planar Semiconductor since February 2022.  He was a co-founder of Source Electronics Corporation in 1988, and he led a majority exit with HIG Capital in 2001 and navigated the business through the 2001 technology recession with a successful exit in 2008 to Avnet Inc.  At Avnet Logistics Services Mr. Wentworth was Senior Vice President and General Manager from 2008 to 2012.  In January of 2013 he joined Avnet Technology Solutions where he served as Senior Vice President and Global Leader of Services until 2016.  Currently he is the Managing Director of Blankfactor, a global technology partner that provides end-to-end digital services. He has previously served as a board member of Excellarate, a Frontenac Company, and Prime Technology Group from January 2020 through February 2022.  Mr. Wentworth was named New Hampshire’s Entrepreneur of the Year in 2001 and was a finalist for the Ernst & Young Entrepreneur of the Year Award in 1999, 2000, and 2001.

Mr. Wentworth has extensive experience in the semiconductors and technology sector for which the Board of Directors believes he is qualified to serve as a director of Data I/O.

THE BOARD OF DIRECTORS

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by sending an email or by sending a letter to Data I/O Corporation Board of Directors, c/o the Secretary, 6645 185th Ave NE, Suite 100, Redmond, WA 98052.  The Secretary will receive the correspondence and forward it to the Chair of the applicable Board of Directors Committee or to any individual director or directors to whom the communication is directed.

BOARD COMMITTEES

During the year ended December 31, 2022, there were six meetings of the Board of Directors.  Each of the incumbent directors who was on the Board of Directors during 2022 attended 100% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served during their term of service on the Board of Directors.  Data I/O does not have a policy requiring members of the Board of Directors to attend the Annual Meeting, although we typically encourage our Board of Directors to attend. Due to COVID-19, Ms Bo-Linn, Mr. Smith, Mr. Gallenberger, and Ms. Washlow attended our 2022 Annual Meeting telephonically and Mr. Ambrose and Mr. Brown attended in person.

The Board of Directors had three standing Committees during 2022: The Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Each committee was comprised solely of independent directors during 2022, as defined by applicable SEC rules, NASDAQ listing standards including director independence generally as well as additional independence requirements for audit and compensation committees, and the Sarbanes-Oxley Act of 2002.  The following table shows the composition of the Board Committees and Board Leadership structure during 2022 and through the date of this Proxy Statement.

Director (M=member)	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Comments
Anthony Ambrose				President & CEO
Doug Brown	M	M (until 5/19/2022)	M	Chair of the Board
Mark Gallenberger	Chair (until 5/19/2022)	M (until 5/19/2022)	M (until 5/19/2022)	No longer a director effective May 19, 2022
Sally Washlow	M	Chair	Chair (until 5/19/2022) M (starting 5/19/2022)
Cheemin Bo-Linn	M (until 2/23/2022)	M	M (until 5/19/2022) Chair (starting 5/19/2022)	Not standing for election at the 2023 Annual Meeting
Edward Smith	M (start 2/23/2022) Chair (starting 5/19/2022)	M (start 2/23/2022)	M (start 2/23/2022)	A director effective February 23, 2022

Audit Committee

The Audit Committee appoints, oversees, evaluates, and engages independent certified public accountants for the ensuing year and approves the compensation and other terms of such engagement; reviews the scope of the audit; periodically reviews Data I/O’s program of internal control and audit functions; receives and reviews the reports of the independent accountants; and reviews the annual financial report to the directors and shareholders of Data I/O.  Each member of the Audit Committee is an independent director, as defined by applicable NASDAQ listing standards and the Sarbanes-Oxley Act of 2002.  During 2022 and through the date of this Proxy statement, all Audit Committee members are “audit committee financial experts” as defined by the applicable SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.  The Audit Committee met five times during 2022 and recorded 100% committee attendance at such meetings.  See the “Report of the Audit Committee” for additional information.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, or “CGNC”, develops, recommends to the Board of Directors, and monitors a set of corporate governance principles applicable to Data I/O.  The CGNC seeks qualified candidates to serve on the Board of Directors, recommends them for the Board of Directors’ consideration for election as directors at the Annual Meeting of Shareholders and proposes candidates to fill vacancies on the Board of Directors.  The CGNC met five times in 2022 and recorded 100% committee attendance at such meetings held during their term of service.  The CGNC continues to seek qualified candidates and recommends the director nominees to the Board of Directors.  The CGNC identifies, evaluates, and recommends director nominees and Committee assignments which are described in greater detail below.

Compensation Committee

The Compensation Committee is composed entirely of independent directors, as defined by applicable NASDAQ listing standards for compensation committees.  The Compensation Committee is responsible for setting and administering the policies which govern all of the compensation programs of Data I/O.  The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee as it considers appropriate.

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of Data I/O’s executive officers.  The Compensation Committee administers Data I/O’s long-term equity incentive plans.  The Compensation Committee reviews all employee benefit programs and approves significant changes in major programs and all new programs.  The Compensation Committee met ten times during 2022 and recorded 100% committee attendance at such meetings.

As authorized by the Compensation Committee charter, the Compensation Committee may retain consultants or other advisors, as well as purchase compensation surveys, to assist in carrying out its responsibilities.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee has developed, and the Board has approved, Board Responsibilities and Director Recruitment Objectives, which further outline our directors’ roles and responsibilities and desired traits, diversity, characteristics, experience and criteria for selection.  The Corporate Governance and Nominating Committee in evaluating and determining whether to recommend a person as a candidate for election as a director consider, in light of the Board Responsibilities and Director Recruitment Objectives, considers the relevant management and/or technology industry experience of potential director candidates (such as experience as chief executive, operations or financial officer, or similar positions); business development, mergers and acquisitions experience; public/corporate board experience, diversity, knowledge of Data I/O; educational experience; commitment to maximizing shareholder value; certain values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to applicable guidelines; ability and willingness to undertake the required time commitment to Board functions; shareholder input; and an absence of conflicts of interest with Data I/O.

Director Diversity

The Corporate Governance and Nominating Committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.  The CGNC does not have a formal policy on Board diversity; however, the CGNC believes that it is important for Board members to represent diverse viewpoints, and comply with specific applicable laws.  Data I/O believes it is already in compliance with the NASDAQ diversity requirements for the coming year. The composition and quantity of board members may be potentially impacted as we maintain compliance with these and future requirements.  In considering candidates for the Board, the CGNC considers the entirety of each candidate’s credentials in the context of these standards.  With respect to evaluating the nomination of continuing directors for re-election, the CGNC considered each director’s contributions to the company as well as the results of the Board of Directors self-evaluations process.  The following table presents a Board Diversity Matrix per NASDAQ requirements:

Board Diversity Matrix (As of March 20, 2023)
Total Number of Directors	5
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	3	0	0
Number of Directors who identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0

Directors who are Military Veterans: 0
Directors with Disabilities: 0
Directors who identify as Middle Eastern: 0

Identifying Director Nominees; Consideration of Nominees of the Shareholders

The Corporate Governance and Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director.  The CGNC regularly assesses the size of the Board, the need for particular expertise on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the CGNC considers various potential candidates for director which may come to the CGNC’s attention through current Board members, professional search firms, shareholders, or other persons and evaluates these candidates in light of the Board Responsibilities and Director Recruitment Objectives.  These candidates are evaluated at regular or special meetings of the CGNC, and may be considered at any point during the year.

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders, when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees” and in accordance with the procedures described below in “Shareholder Nominations and Proposals for the 2023 Annual Meeting of Shareholders.”  Following verification of the shareholder status of persons proposing candidates, the CGNC makes an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine if the candidate is qualified for service on the Data I/O Board of Directors before deciding to undertake a complete evaluation of the candidate.  If any materials are provided by a shareholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the CGNC as part of its review.  Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the CGNC, a potential candidate nominated by a shareholder is treated like any other potential candidate during the review process by the CGNC.  For eligible shareholder nominees to be placed on the ballot for the 2023 Annual Meeting of Shareholders, shareholders were required to deliver nominations for proposed director nominees to Data I/O by February 18, 2023.  No formal candidate nominations were made by shareholders for election at the 2023 Annual Meeting. Mr. Wentworth was initially identified by a current Board member. Existing Directors were identified as follows: Mr. Smith was initially identified by discussions with significant shareholders and the Board; Ms. Washlow was initially identified and introduced by a former Board member; Ms. Bo-Linn was initially identified as a candidate through our Board members’ network; and Mr. Brown was initially identified and introduced by a member of management.

Certain Relationships and Related Transactions

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related party transactions as set forth in the Code of Ethics, which is posted on the corporate governance page of our website at https://www.dataio.com/Company/Investor-Relations/Corporate-Governance.aspx.  Under our Code of Ethics, our directors, officers and employees are expected to avoid conflicts of interest with Data I/O and are required to report any such conflicts of interest to our Chief Executive Officer or Chief Financial Officer, or to the Chair of our Audit Committee.  Our Audit Committee reviews all such transactions and relationships by our directors and executive officers that come to its attention either through the director and officer questionnaires or otherwise, and considers whether to approve or take other appropriate action with respect to such transactions or relationships.  During 2021 and 2022, no related party transactions that were significant or material occurred.

BOARD COMPENSATION

Employee directors (Anthony Ambrose) do not receive additional compensation for serving on the Board of Directors.  During 2022, non-employee directors received a cash retainer of $7,750 for each quarter of service.  Data I/O paid additional quarterly compensation to the non-employee directors who served as Chair of the Board of Directors or as a Committee chair:  $3,750 for Chair of the Board of Directors; $2,500 for Chair of the Audit Committee; $2,000 for Chair of the Compensation Committee; and $2,000 for Chair of the Corporate Governance and Nominating Committee.  Fees are prorated based on time served for changes in directors and assignments.

In addition, each non-employee Board of Directors member as of May 19, 2022, was granted a restricted stock award for 10,800 shares of Data I/O stock.  Our new Director, Edward J. Smith, was given a prorated share grant upon appointment.  The restricted stock awards were granted under the provisions and terms of the Amended and Restated 2000 Stock Compensation Incentive Plan (“2000 Plan”) and generally vest in one year or on the date of the next Annual Meeting, if earlier.  Data I/O also reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with service to Data I/O.

Each Data I/O non-employee member of the Board of Directors is required to achieve ownership of Data I/O stock at least equal to three times the annual director cash retainer fee based on Data I/O’s then current share price.  Non-employee directors have five years from their initial election or appointment to meet the ownership target requirement.  Amounts that count toward meeting the target requirement include: shares owned; shared ownership (shares owned or held in trust by immediate family); and the gain amount from any in-the-money vested options.  If the stock ownership target requirement has not been met by any non-employee director, until such time as such director reaches the target requirement, he or she will be required to retain any Data I/O shares issued by Data I/O to such director (other than those disposed of to pay for the exercise and associated taxes on those shares).  As of the Record Date, Mr. Brown has met the stock ownership target requirement and Ms. Washlow, Ms. Bo-Linn and Mr. Smith as a result of their recent appointments, have not yet met the requirement.

The Chief Executive Officer (“CEO”) is required to achieve ownership of Data I/O stock of at least two times the base pay of the CEO based on Data I/O’s then current share price.  The CEO has five years from appointment to meet the ownership target requirement.  Amounts that count toward meeting the target requirement are the same as for the Board of Directors.  If the stock ownership target requirement has not been met by the CEO, until such time as the CEO reaches the requirement amount, he or she will be required to retain any Data I/O shares issued by Data I/O (other than those disposed of to pay for the exercise and associated taxes on those shares).  As of the Record Date the CEO has met the stock ownership target requirement.

Data I/O has a Securities Trading Policy that includes a prohibition against hedging transactions.

DIRECTOR COMPENSATION

The following table shows compensation paid by Data I/O to non-employee directors during 2022.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name (5)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Douglas W. Brown (1)	$46,000	$33,372	$0	$0	$0	$0	$79,372

Sally A. Washlow (1)	$42,077	$33,372	$0	$0	$0	$0	$75,449

Edward J. Smith (1)(3)	$32,590	$54,606	$0	$0	$0	$0	$87,196

Mark J. Gallenberger (2)	$15,769	$0	$0	$0	$0	$0	$15,769

Cheemin Bo-Linn (1)(4)	$35,923	$33,372	$0	$0	$0	$0	$69,295

(1)     Each outside director elected at the annual meeting in 2022 was awarded 10,800 shares of restricted stock with a fair value of $3.09 on May 19, 2022, vesting in one year or the next annual meeting, if earlier.  Mr, Smith received a prorated grant under the same provisions on the date of his appointment on February 23, 2022 for the period prior to May 19, 2022.

(2)     Mark J. Gallenberger did not stand for re-election at the Annual Meeting on May 19, 2022.

(3)     Edward J. Smith was appointed a director on February 23, 2022 and had prorated compensation in 2022.

(4)     Cheemin Bo-Linn will not be standing for election at the Annual Meeting on May 18, 2023, so her term will end.

(5)     William Wentworth is standing for election at the at the Annual Meeting on May 18, 2023 and had no compensation in 2022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Data I/O’s directors, certain officers and persons who own more than ten percent (10%) of Data I/O’s Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Data I/O.  Reporting Persons are required by SEC regulations to furnish Data I/O with copies of all Section 16(a) reports.

Report of the Audit Committee

The Audit Committee oversees Data I/O’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.  Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditors.  In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report (Form 10-K) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States, their judgments as to the quality, not just the acceptability, of Data I/O’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission, with the Committee under generally accepted auditing standards.  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and Data I/O including the matters in the written disclosures and the letter provided by the independent auditors, as required by the applicable requirements of the Public Company Oversight Board and the SEC for independent auditor communications with Audit Committees concerning independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee selects and engages Data I/O’s independent auditors, is involved in selecting and approving the independent auditors’ lead audit partner, and discusses the overall scope and plans for the audits.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Data I/O’s internal controls, and the overall quality of Data I/O’s financial reporting.  The Committee held five meetings during 2022, of which five were attended by Data I/O’s independent auditors.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in Data I/O’s Annual Report (Form 10-K) for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.  The Committee has considered the Shareholder vote of approval of 97% on May 19, 2022, as well as the impact of changing independent auditors and has selected Grant Thornton LLP as Data I/O’s auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE

Edward J. Smith (Chair)

Douglas W. Brown

Sally A. Washlow

April 3, 2023

PRINCIPAL ACCOUNTANT’S FEES AND SERVICES

Audit Fees: Aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of Data I/O’s financial statements for each of the years ended December 31, 2022 and 2021 and for review of the financial statements included in each of Data I/O’s quarterly reports on Form 10-Q during each of the years ended December 31, 2022 and 2021, were approximately $232,050 and $219,718, respectively.

Audit Related Fees:  No aggregate fees were billed for the years ended December 31, 2022 and 2021 for assurance and subsidiary related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of Data I/O’s financial statements that are not reported under the caption “Audit Fees” above, including accounting treatment consultations.

Tax Fees: No aggregate fees were billed for the years ended December 31, 2022 and 2021 for professional tax services rendered by Grant Thornton LLP.

All Other Fees: No aggregate fees were billed for the years ended December 31, 2022 and 2021, for all other products and services provided by Grant Thornton LLP that are not otherwise disclosed above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, non-audit services, tax services and other services.  Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval.  In those circumstances, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting.  These additional approvals should be reported at the next scheduled Audit Committee meeting.

For 2022, all services provided by the independent auditors were pre-approved.

EXECUTIVE COMPENSATION

Shareholder Vote

At our 2022 Annual Meeting of Shareholders, our shareholders approved, in an advisory vote, the compensation of our Named Executive Officers, as disclosed in the Executive Compensation discussion and analysis, the compensation tables and the related disclosures in our Proxy Statement.  The proposal was approved by our shareholders with 91% of the votes cast voting “for” approval and 9% voting “against” approval.  In light of the level of approval by our stockholders, the Compensation Committee considered the result of the vote and did not make changes to our compensation policies or practices specifically in response to the stockholder vote.

Elements of Our Company’s Compensation Plan

Annual executive officer compensation consists of the following elements which are described in more detail below:

•        Annual base salary;

•        Management Incentive Compensation Plan or “MICP”;

•        Long-term equity incentives;

•        Benefits;

•        Perquisites and other perceived benefits; and

•        Individual Executive Officers’ Performance.

It is the Compensation Committee’s policy to set total executive officer compensation at competitive levels based on compensation surveys with similar positions in similar sized company revenue ranges and at levels sufficient to attract and retain a strong, motivated leadership team.  Our philosophy for compensation of executive officers is based on the following two principles:

i.     Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and

ii.    Variable compensation should be a critical element of compensation and be set to be comparably competitive and to provide strong incentives to improve performance and shareholder value.

•       Annual Base Salary.  The Compensation Committee establishes a base salary structure for each executive officer position.  This structure defines the salary levels and the relationship of base salary to total cash compensation.  The Compensation Committee reviews the salary structure periodically.

•       MICP.  The MICP offers each executive officer a performance-based opportunity to earn the variable component of annual cash compensation in an amount tied to a percentage of the executive officer’s base salary.  The Compensation Committee’s philosophy in setting executive MICP percentages and the formulas for MICP payout is to pay above average total compensation for better than average historical or expected financial performance and below average compensation for lower than or average historical or expected financial performance.  The percentages of base salary targeted for MICP payout (“the MICP Target”) for specific executive officers for a given year are generally the same as the previous year, but can be changed by the Compensation Committee on an annual basis. The MICP payout can range from 0% to 200% of each executive’s MICP Target based upon the actual achieved MICP Measures for the period.  The 2021 and 2022 MICP Target percentages for our executive officers were as follows:

			Estimated
	Executive's	Executive's	Payout at
	MICP	MICP	Maximum Measure
	2021 Target	2022 Target	for 2023
Ambrose	70%	70%	140%

Gulati	50%	50%	100%

Hatlen	50%	50%	100%

Tidwell	50%	50%	100%

The Compensation Committee determined for 2021 and again for 2022 that it was critical to emphasize profitability.  For the profitability measure: Financial Performance (“FP”), which is based on achievement of various levels of operating income as percentage of revenue. (See below for the Financial Performance Matrix.)

For 2021, additional incentive was desired to focus on revenue growth for SentriX as well as profitability for the rest of the business.  Executive Officers had their MICP measures spilt 30% on SentriX revenue objectives and 70% on FP.  The SentriX revenue objective was based on revenue growth in 2021 over a minimum threshold. The FP was based on achievement of various levels of adjusted operating income established for the year as a percentage of revenue. The adjustment made in the FP was to add a certain amount of the investment in SentriX spending back in determining adjusted operating income.  For 2022, the focus was split with 80% on FP measured on pre- incentive compensation operating income, and 20% on SentriX Qualifying Revenue growth targets over a minimum threshold. For 2023, it was determined that profitability was the most critical focus and that 100% of the MICP measure would be FP.

The Compensation Committee believes that for 2021, 2022 and 2023, the applicable measures of key results for Data I/O have affected or will affect near-term and long-term shareholder value.  A greater or lesser percentage of MICP Target is to be paid based on Data I/O’s actual achievement of these measures with the payout target typically based on company financial plans as the Board determines appropriate.  For 2021, adjusted operating income measure resulted in a payout of 47% for the FP 70% portion of the MICP. The SentriX revenue growth objective resulted in a payout of 103% for the SentriX 30% portion of the MICP.  The combined payout for 2021 was 63.7% of MICP Target. For 2022, as a result of the loss the FP measurement resulted in no payout for that measure and for the SentriX portion the growth target threshold was not achieved, so for 2022 no MICP payout was earned.  The Compensation Committee retains discretion to adjust the calculation of the two measures for changes outside normal business operations such as acquisitions or asset sales.

Data I/O Corporation 2021 & 2022 MICP Variable Compensation Matrix
Range of Payouts (actual results interpolated)

The 2021 & 2022 MICP Variable Compensation Matrix consisted of two possible measures:  Financial Performance (FP) and a SentriX performance objective.

2021 & 2022 Financial Performance Matrix			Target		Target 200%
			Payout		Payout
Operating Profit as a % of Revenue for 2020 or Adjusted Operating Profit as a % of Revenue for 2021	0.0%	3.0%	6.0%	9.0%	12.0%
FP matrix payout as a % of Target	0%	50%	100%	150%	200%

2021 & 2022 SentriX Revenue Growth Objective			Target		Target 200%
	Minimum		Payout		Payout
SentriX Revenue Growth over Threshold %	Threshold %	20.0%	40.0%	130.0%	220.0%
SentriX Revenue Growth Payout	0%	50%	100%	150%	200%

•      Long-Term Equity Incentives.  The Compensation Committee approves grants under the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “2000 Plan”).  This is Data I/O’s only long-term employee incentive plan.  The primary purpose of the 2000 Plan is to make a significant element of executive pay a reward for taking actions which maximize shareholder value over time.  Generally, new options or stock awards are granted under the 2000 Plan.  New options or stock awards may also be granted to the Board of Directors under the 2000 Plan. Included as Proposal 5 is a new 2023 Omnibus Incentive Compensation Incentive Plan (“2023 Plan”). If this 2023 Plan is approved, all shares remaining in the 2000 Plan will be transferred to the 2023 Plan, and future awards will be made under it.  If the 2023 Plan is not approved, then the 2000 Plan will continue to be used for future awards. Recent annual awards have been Restricted Stock Units, it is expected that some portion of future annual awards to executives will be Performance Share Units.

Award Criteria

The Compensation Committee grants options or restricted stock unit awards based primarily on its perception of the executive’s ability to affect future shareholder value and secondarily on the competitive conditions in the market for highly-qualified executives who typically command compensation packages which include a significant equity incentive.  All restricted stock unit awards granted to our executive officers in 2022 and 2021 were based on these criteria.

Exercise Price

Historically, all options granted by Data I/O have been granted with an exercise price equal to the fair market value (an average of the day’s high and low selling price) of Data I/O’s Common Stock on the date of grant and, accordingly, will only have value if Data I/O’s stock price increases.  Options granted to employees are non-qualified.

Vesting and Exercise

Options granted to employees generally vest quarterly over four years at a rate of 6.25% per quarter and have a six-year term.  Options granted to non-employee Directors are also non-qualified options and vest quarterly over a three-year period.  The current primary form of equity compensation is restricted stock grants.  Restricted stock grants to employees typically vest annually over a four-year period. Restricted stock grants to non-employee Directors vest in one year or on the date of the next Annual Meeting of Shareholders, if earlier.  All grants are subject to possible acceleration of vesting in connection with certain events leading to a change in control of Data I/O or in the event in a change in control or at any other time at the discretion of the Compensation Committee.  All options granted to executive officers are issued in tandem with limited stock appreciation rights (“SARs”), which become exercisable only in the event of a change in control of Data I/O.  See: “Change in Control and other Termination Arrangements.”

Award Process

The timing of our typical grant/award is usually determined well in advance, with approval at a scheduled meeting of our Board of Directors or its Compensation Committee with the grant date generally to be effective on the date of our next Annual Meeting of Shareholders.  The Annual Meeting of Shareholders does not coincide with any of our scheduled earning releases.  We do not anticipate option grants or restricted stock awards at other dates, except for grants/awards to new employees based on their first date of employment or in specific circumstances approved by the Compensation Committee.  The grant/award date is established when the Compensation Committee approves the grant/award and all key terms have been determined.  If at the time of any planned grant/award date, any member of our Board of Directors or Executive Officers is aware of material non-public information, the Company would not generally make the planned grant/award.  In such an event, as soon as practical after material information is made public, the Compensation Committee would authorize the delayed grant/award.

•      Benefits.  Executive Officers of Data I/O are eligible for the same benefits as other Data I/O employees.  Data I/O has no defined benefit pension programs.  Data I/O has a 401(k) tax qualified retirement savings plan in which all U.S. based employees, including U.S. Executive Officers are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the IRS on a Roth or pre-tax basis.  In 2021 and prior, Data I/O matched 100% of up to 4% of pay contributed. Effective January 2022, Data I/O’s match formula is now 100% on the first 2% and 50% on the next 4%, which now requires a 6% contribution to receive a 4% matching contribution. Matching contributions in any year require employment on December 31, except in the case of retirement per the plan, and vest after three years of service credit.

•      Perquisites and Other Personal Benefits.  We believe perquisites are not conditioned upon performance, create divisions among employees, undermine morale, and are generally inconsistent with our compensation philosophy and policy of equitable treatment of all employees based upon their contribution to our business.  No executive officer received perquisites valued at $10,000 or more in 2022 or 2021.

•      Individual Executive Officers’ Performance.  The base salary of each executive officer is reviewed annually by the President and Chief Executive Officer.  This is done on the basis of a review by the President and Chief Executive Officer, evaluating the executive’s prior year performance against their individual job responsibilities and attainment of corporate objectives and Data I/O’s financial performance.  In developing executive compensation packages to recommend to the Compensation Committee, the President and Chief Executive Officer considers, in addition to each executive’s prior year performance, the executive’s long-term value to Data I/O, the executive’s pay relative to that for comparable surveyed jobs, the executive’s experience and ability relative to executives in similar positions, and the current year increases in executive compensation projected in industry surveys.

The Compensation Committee then reviews the President and Chief Executive Officer’s recommendations for executive officers’ total compensation and approves final decisions on pay for each executive officer based on the President and Chief Executive Officer’s summary of the executive officer’s performance and on the other criteria and survey data described above.  In this process, the Compensation Committee consults with Data I/O’s President and Chief Executive Officer.

The base salary, total cash compensation, and long-term equity incentive compensation for the President and CEO are reviewed annually by the Compensation Committee.  This review includes a written evaluation of the CEO’s performance for the previous year.  The Compensation Committee meets annually without the President and Chief Executive Officer to evaluate his performance and to develop a recommendation for his compensation for the coming year.  In addition to reviewing Data I/O’s financial performance for the prior year, the Committee reviewed compensation surveys for chief executive officers and the President and Chief Executive Officer’s individual performance, including development and execution of short-term and long-term strategic objectives, Data I/O revenue growth and profitability, the achievement of which is expected to increase shareholder value.

The Compensation Committee determined the compensation package, including salary, bonus, MICP participation, stock option grants, restricted stock awards, and other benefits for Mr. Ambrose, President and Chief Executive Officer, based on the Committee’s perception of his qualifications for the position and his ability to affect future shareholder value, results delivered, compensation surveys and the competitive conditions in the market.

Consideration of Risk in Compensation

The Compensation Committee believes that promoting the creation of long-term value discourages behavior that leads to excessive risk.  The Compensation Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risks:

•        Our long-term incentives in the form of stock options or restricted stock awards are at the discretion of the Compensation Committee and not formulaic.

•        Stock options become exercisable over a four-year period and remain exercisable for up to six years from the date of grant and restricted stock awards vest over a four-year period, encouraging executives to look to long-term appreciation in equity values.

•        We balance short and long-term decision-making with the annual cash incentive program and stock options and restricted stock that vest over four years.

•        Because of the extent of the CEO and CFO’s direct stock ownership, they could lose significant wealth if Data I/O were exposed to inappropriate or unnecessary risks which in turn affected our stock price.

•        The metric used in the MICP measure is set by the Compensation Committee, which believes it will drive shareholder value.  Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk-taking to achieve short-term results.

•        In addition, the overall MICP incentive compensation cannot exceed two times the MICP Target amount, no matter how much performance exceeds the measures established for the year.

Accounting and Tax Considerations of our Compensation Program

Options granted to employees are non-qualified options because of the more favorable tax treatment for Data I/O.  We are required to value granted stock options under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period.  Restricted stock is valued at its fair value on the award date and is expensed over its vesting period.

We have structured our compensation program in the past to comply with Internal Revenue Code Sections 162(m) and 409A.  Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to covered employees (generally the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, whose compensation must be disclosed pursuant to rules and regulations under the Securities Exchange Act of 1934) exceeding $1 million in any taxable year, unless the compensation is performance-based. Tax reform in 2017 has revised and eliminated the performance-based pay exception for new or modified compensation arrangements for 2018 and beyond.  The Compensation Committee is aware of this limitation and believes that no compensation paid in 2021 or 2022 or to be paid in 2023 by Data I/O will exceed the $1 million limitation of Section 162(m), as portions of taxable equity compensation expected to be issued in 2023 continue to be excluded under a prior unmodified performance-based compensation arrangement, except possibly related to a change of control. The new Section 162(m) treatment will be part of future compensation considerations.

Clawback of Executive Compensation

The proposed 2023 Omnibus Incentive Compensation Plan (“2023 Plan”) includes clawback provisions. We expect to establish a clawback policy and provisions in 2023 to align with the final rules adopted by the SEC and NASDAQ.

Change in Control and other Termination Arrangements

•       Change in Control Arrangements.  Data I/O has entered into agreements (the “Executive Agreements”) with Messrs. Ambrose, Gulati, Hatlen and Tidwell which entitle them to receive payments if they are terminated without cause or resign with good reason within specified periods before or after the occurrence of certain events deemed to involve a change in control of Data I/O.  Effective January 31, 2023, the Executive Agreements of Messrs. Ambrose, Gulati, Hatlen and Tidwell were amended and restated and the term of their Executive Agreements was extended with automatic renewal provisions.  The Executive Agreements ensure appropriate incentives are in place for Messrs. Ambrose, Gulati, Hatlen and Tidwell to complete any change in control related transaction and transition, as well as comply with the provisions of Section 409A of the Internal Revenue Code.  The Executive Agreements state that the resulting additional severance will be calculated under the Executive Agreements based on Data I/O’s severance arrangements in place immediately preceding the date of a change in control (See: “Other Termination Arrangements” below for current severance policy).  The Executive Agreements provide for continuation and vesting in Data I/O’s matching 401(k) contributions through the date of termination after a change in control and include a reimbursement allowance of $20,000 for outplacement services.  The Executive Agreements also have a transaction closing incentive of one-half year’s annual salary for Messrs. Ambrose, Gulati, Hatlen and Tidwell to encourage the consideration of all forms of strategic alternatives.

Data I/O’s option grants and stock awards have been granted pursuant to the provisions of the 2000 Plan.  The Change in Control provision applicable to the 2000 Plan is as follows:

2000 Plan

The 2000 Plan allows for the granting of “Awards”, which include options, restricted stock and other awards made pursuant to the 2000 Plan.  Subject to any different terms set forth in the award agreement, vesting of “qualifying” options and restricted stock awards may be affected by a Change in Control as described out in the table below.  A “Change in Control” is defined to include (i) a merger or consolidation of the Company in which more than 50% of the voting power of the Company’s outstanding stock after the transaction is owned by persons who are not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of the Company’s assets.  A “Qualifying Award’ is defined as an option or other Award that has been held for at least 180 days as of the Change of Control.  “Qualifying Shares” means common stock issued pursuant to a Qualifying Award which are subject to the right of Data I/O to repurchase some or all of such shares at the original purchase price (if any) upon the holder’s termination of services to Data I/O.

Proposed 2023 Plan

The 2023 Omnibus Incentive Compensation Plan (“2023 Plan”) will replace the 2000 Plan going forward for new awards, if it is approved by the shareholders. The 2023 Plan has substantially similar treatment of an award as the amended 2000 Plan in the event of a Change in Control.

Treatment of Awards on a Change in Control	Acceleration of Vesting
The outstanding Awards do not remain outstanding or are not assumed by the surviving entity or replaced with comparable Awards.

Subject to certain limitations, the vesting of Qualifying Awards is accelerated in full.  Restricted stock will vest and options will be exercisable in full prior to the effective date of the Change of Control.

The outstanding Awards remain outstanding after a Change of Control or are assumed by the surviving entity or replaced with comparable Awards.

Subject to certain limitations, the vesting of outstanding Qualifying Awards will be accelerated to the extent of 25% of the unvested portion thereof.  The remaining 75% of the unvested portion will vest in accordance with the vesting schedule set forth in the applicable Award agreement.

The outstanding Awards remain outstanding after a Change of Control or are assumed by the surviving entity or replaced with comparable Awards, but the holder of a Qualifying Award is terminated involuntarily within one year of the Change of Control.

All Awards held by such person will be accelerated in full.  Restricted stock will vest and options will be exercisable in full for a period of 90 days commencing on the effective date of the involuntary termination, or if shorter, the remaining term of the option.

In 1983, Data I/O adopted a SAR Plan which allows the Board of Directors to grant to each director, executive officer or holder of 10% or more of the stock of Data I/O a SAR with respect to certain options granted to these parties.  A SAR has been granted in tandem with each option granted to an executive officer of Data I/O.  SARs granted which have been held for at least six months are exercisable for a period of 20 days following the occurrence of either of the following events: (i) the close of business on the day that a tender or exchange offer by any person (with certain exceptions) is first published or sent or given if, upon consummation thereof, such person would be the beneficial owner of 30% or more of the shares of Common Stock then outstanding; or (ii) approval by the shareholders of Data I/O (or, if later, approval by the shareholders of a third party) of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of Data I/O’s Common Stock into securities of a third party, or cash, or property, or a combination of any of the foregoing.

•       Other Termination Arrangements.  Data I/O has a severance policy for U.S. employees that provides for severance payouts for terminations without cause based upon years of service.  The current formula, effective March 1, 2014, is 1 week pay for each year of service with a limit of six months’ pay.  For Mr. Hatlen, the prior standard formula applies, with pay and service years frozen at March 1, 2014, which provided 1.5 weeks of pay for each year of service for those with 10 or more years of service.  Mr. Ambrose, Mr. Hatlen, Mr. Gulati and Mr. Tidwell had at March 20, 2023, approximately 10, 31, 10 and 4 years of service, respectively.  Mr. Ambrose is entitled to a one year of base salary severance, except in the case of a change in control, as part of his employment arrangement.  Mr. Gulati and Mr. Tidwell are entitled to a one-half year of base salary severance, except in the case of a change in control, as part of his employment arrangement.  Data I/O does not have a formal policy regarding executive severance but has generally provided an amount it believes is consistent with severance typically provided for executives in similar positions and with similar periods of service.

Change in Control and Other Termination Arrangements

	Termination without cause and Change in Control not applicable	Termination without cause and Change in Control applicable		Change in Control applicable without termination
Name	Compensation(3)	Compensation (2)	Option/SAR/RSA Vesting(1)	Compensation(4)	Option/SAR/RSA Vesting(1)

Anthony Ambrose(5)	$330,000	$630,049	195,000	$165,000	195,000
Joel S. Hatlen(3)	$134,351	$569,831	60,000	$130,000	60,000
Rajeev Gulati(6)	$120,000	$409,211	60,000	$120,000	60,000
Michael Tidwell(6)	$120,000	$422,153	80,000	$120,000	80,000

(1)   Maximum vesting on Change in Control as of March 20, 2023.

(2)   Represents the Data I/O standard employee severance, alternative Executive/Employment Agreement severance, change in control transition/closing incentive, and outplacement expense reimbursement, as applicable as of March 20, 2023.

(3)   Minimum amount per Data I/O standard employee severance plan; no formal executive severance plan is in place as of March 20, 2023.  A letter agreement provides that Mr. Hatlen’s severance shall be equal to the Data I/O standard severance in effect at March 1, 2014.  (See (5) below for Mr. Ambrose and (6) below for Mr. Gulati and Mr. Tidwell.)

(4)   Represents change in control transition/closing incentive as of March 20, 2023.

(5)   Mr. Ambrose is entitled to a one year of base salary severance, except in the case of a change in control, as part of his employment arrangement.

(6)   Mr. Gulati and Mr. Tidwell are entitled to a one-half year of base salary severance, except in the case of a change in control, as part of their employment arrangement.

SUMMARY COMPENSATION TABLE

The following table shows compensation paid by Data I/O for services rendered during 2022 and 2021 to each of our named executive officers.

Name(1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards(4),(5)	Non-Equity Incentive Plan Compen- sation(6)	Non-Qualified Deferred Compen-sation Earnings(7)	All Other Compen- sation(8)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Anthony Ambrose	2022	$330,000	$250	$291,825	$0	$0	$0	$12,673	$634,748
Chief Executive	2021	$330,000	$0	$355,722	$0	$147,147	$0	$11,600	$844,469
Officer &
President

Joel Hatlen	2022	$260,000	$0	$81,063	$0	$0	$0	$12,404	$353,467
Vice President	2021	$240,000	$1,000	$118,574	$0	$76,440	$0	$11,371	$447,385
Chief Operating &
Financial Officer
Secretary, Treasurer

Rajeev Gulati	2022	$240,000	$0	$81,063	$0	$0	$0	$26,285	$347,348
Vice President	2021	$231,667	$0	$118,574	$0	$73,786	$0	$9,963	$433,990
Chief Technical
Officer

Michael Tidwell	2022	$216,229	$0	$81,063	$0	$0	$0	$11,930	$309,222
Vice President	2021	$227,500	$0	$177,861	$0	$72,459	$0	$10,018	$487,838
Marketing & Business Development

(1)    Data I/O currently has four named executive officers.

(2)    Base pay adjustments were made effective November 2021 for Mr. Gulati and Mr. Tidwell. Mr. Hatlen’s base pay was adjusted effective January 2022.

(3)    Employee patent and service awards paid in 2022 or 2021.

(4)    Amount represents the fair value of restricted stock granted during the year.

(5)    All options granted to executive officers are granted in tandem with an equal number of SARs.  SARs are only exercisable upon the occurrence of certain events leading to a change in the control of Data I/O.  See “Change in Control and Other Termination Arrangements.” No options or SARs were awarded to executive officers in 2021 or 2022.

(6)    Amounts earned under the MICP variable compensation arrangement in place for the year as approved by the Board.

(7)    Not applicable for Data I/O.

(8)    These amounts represent for Mr. Ambrose, Mr. Hatlen, Mr. Gulati and Mr. Tidwell, Data I/O’s matching contributions to Data I/O’s 401(k) Plan, and the value of group term life insurance in excess of premiums paid by each of the executive officers under the standard employee benefit plans. In addition, Mr. Gulati’s 2022 amount includes a payout of accumulated PTO (paid time off) of $13,847.

					Value of initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1),(2),(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3)	Total Shareholder Return	Net income (GAAP), in thousands

2022	$634,748	$519,042	$336,679	$285,706	$91.83	$(1,120)

2021	$844,469	$908,598	$456,404	$504,592	$108.99	$(555)

(1)     Anthony Ambrose was our PEO (principal executive officer) for each year presented.

(2)    The individuals comprising the Non-PEO NEOs for each year presented are: Joel Hatlen, Rajeev Gulati and Michael Tidwell

(3)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company's NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (4) below.

(4)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value are not applicable for Data I/O Corporation and accordingly are not reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are not applicable for Data I/O Corporation.

(5)    The Peer Group TSR and Company Selected Measures disclosure is not applicable for a Smaller Reporting Company.

	Summary Compensation Table Total for PEO	Exclusion of Change in Pension Value for PEO	Exclusion of Stock Awards for PEO	Inclusion of Pension Service Cost for PEO	Inclusion of Equity Values for PEO	Compensation Actually Paid to PEO

2022	$634,748	$0	$(291,825)	$0	$176,119	$519,042

2021	$844,469	$0	$(355,722)	$0	$419,851	$908,598

	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Change in Pension Value for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Pension Service Cost for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs

2022	$336,679	$0	$(81,063)	$0	$30,090	$285,706

2021	$456,404	$0	$(138,336)	$0	$186,525	$504,592

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO	Total - Inclusion of Equity Values for PEO

2022	$349,200	$(76,125)	$0	$(96,956)	$0	$0	$176,119

2021	$276,300	$41,325	$0	$102,226	$0	$0	$419,851

	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs

2022	$97,000	$(30,208)	$0	$(36,702)	$0	$0	$30,090

2021	$107,450	$16,388	$0	$62,687	$0	$0	$186,525

Outstanding Equity Awards At Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexer-cised Options Exercisable	Number of Securities Underlying Unexe-rcised Options Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)		#	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Anthony	0	0				195,000	$774,150	0	$0
Ambrose

Joel	0	0				60,000	$238,200	0	$0
Hatlen

Rajeev	0	0				60,000	$238,200	0	$0
Gulati

Michael	9,375	3,125		4.98	5/1/2025	80,000	$317,600	0	$0
Tidwell

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Data I/O’s Common Stock that may be issued upon the exercise of options and rights under all of Data I/O’s existing equity compensation plans as of December 31, 2022.

	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted–average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by the security holders (1) (2)	1,695	$4.00	436,417
Equity compensation plans not approved by the security holders (3)	12,500	$4.98	-
Total	14,195	$4.86	436,417

(1)   Represents shares of our Common Stock issuable pursuant to the Data I/O Corporation 2000 Stock Compensation Incentive Plan, 1982 Employee Stock Purchase Plan and 1996 Director Fee Plan. Table excludes unvested restricted stock awards of 677,700 from the 2000 Plan. The Directors Fee Plan was cancelled February 2023 and remaining 130,763 shares were unreserved.

(2)   Stock Appreciation Rights Plan (“SAR”) provides that directors, executive officers or holders of 10% or more of our Common Stock have an accompanying SAR with respect to each exercisable option.  While the plan has been approved by the security holders, no amounts are included in columns (a), (b), or (c) relating to the SAR.

(3)   Inducement grant to Michael Tidwell of 25,000 non-qualified stock options with 12,500 remaining unexercised.  Table excludes 12,500 unvested remaining 2019 restricted stock inducement grant to Michael Tidwell.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors requests that the shareholders ratify the continued appointment of Grant Thornton LLP to serve as Data I/O’s independent auditors for calendar year 2023.  Grant Thornton LLP examined the consolidated financial statements of Data I/O for the year ended December 31, 2022.  Representatives of Grant Thornton LLP are invited to be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders. They confirmed that they expect to be present.

The Board recommends a vote “FOR” the continued appointment of Grant Thornton LLP to serve as Data I/O’s independent auditors for calendar year 2023.

PROPOSAL 3: SAY ON PAY - ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board of Directors requests that the shareholders approve, on an advisory basis, the compensation paid to Data I/O’s Named Executive Officers, as described in “Executive Compensation”, pursuant to the following Advisory Resolution:

“RESOLVED, that Data I/O’s shareholders approve, on an advisory basis, the compensation of Data I/O’s named executive officers, as disclosed in Data I/O’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2022 Summary Compensation Table and the other related tables and disclosure.”

Our executive compensation program contains elements of cash, incentive and equity-based compensation and is designed to align the interests of our executives with those of our shareholders.  The “Executive Compensation” section of this Proxy Statement, describes in detail our executive compensation programs.

The Board has implemented an executive compensation program that is intended to reward financial performance based on goals established by the Board.  The Board fosters a performance-oriented culture by linking a significant portion of each executive officer’s compensation to overall Company financial performance, as measured in 2023 by operating income as a percentage of revenue,  which the Company believes is the critical metric for Data I/O and its shareholders.  We believe that equity awards align the interests of our executives with those of our long-term shareholders by encouraging long-term performance and incentivizing our executives to increase long-term shareholder value.  Equity awards represent a key component, and are a significant portion, of our executive compensation.

The Board has designed Data I/O’s executive compensation program to attract, motivate, reward and retain our executive officers to achieve Data I/O’s corporate objectives and increase shareholder value.

The Say on Pay vote is advisory and not binding on Data I/O or the Board of Directors; however, the Board will consider the outcome of the vote when making future compensation decisions for our executive officers.

The Board recommends a vote “FOR” the Advisory Resolution (Say on Pay) approving the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL 4:  AMENDMENT AND RESTATEMENT OF 2000 PLAN

At the Annual Meeting, the shareholders of Data I/O will be asked to approve an amendment and restatement of the 2000 Plan, which, if approved, will increase the number of shares of Common Stock that have been made available under the 2000 Plan by an additional 200,000 shares, to an aggregate of 3,428,739 shares, the fair market value of such securities is $16,560,809 as of March 20, 2023, as well as make certain other modifications to the 2000 Plan.  As of March 20, 2023, Data I/O has outstanding options and awards under the 2000 Plan with respect to 677,700 shares of Common Stock and 280,177 shares of Common Stock available for grants. Changes or updates to the plan include: addition of 200,000 shares to the plan along with updating the amendment notes; increasing the Change in Control vesting period on involuntary termination from 180 days to 1 year following a change in control.  Approval of the proposed increase will also be deemed a ratification of the terms of the 2000 Plan, as amended.

The Board of Directors believes that the 2000 Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of Data I/O and its shareholders by encouraging employees to acquire a greater proprietary interest in Data I/O.  The Board of Directors believes that additional shares must be reserved for use under the 2000 Plan to enable Data I/O to attract and retain key employees through the granting of options under the 2000 Plan.  The proposed increase in the number of shares reserved under the 2000 Plan is not required or intended to cover awards previously made under the 2000 Plan.  As such, no new plan benefits have been granted to date, and future awards under the 2000 Plan are not yet determinable. Information concerning outstanding awards under the 2000 Plan is available in this proxy statement in the following tables and the narrative accompanying them: Summary Compensation Table, Outstanding Equity Awards at Fiscal Year End and Director Compensation.  See “Equity Plan Compensation Information” for additional information about Data I/O’s existing equity compensation plans which forms a part of this proposal.  The last sale price for the Common Stock, as reported by The NASDAQ Capital Market on March 20, 2023, was $4.83 per share.

This proposal will be approved, if a quorum is present, and if the number of votes cast, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.  The Board of Directors recommends a vote FOR approval of the proposed amendment and restatement of the 2000 Plan.  Unless instructed otherwise, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of the above-referenced amendment to the 2000 Plan.

Previously Granted Awards Under the 2000 Plan

The following table provides information related to the total number of Common Shares issuable in connection with outstanding, unexercised Award grants under the 2000 Plan held by each of the following individuals and groups as at March 20, 2023.

Name	Stock Options/Awards Previously Granted #
Anthony Ambrose	195,000
Joel Hatlen	60,000
Rajeev Gulati	60,000
Michael Tidwell	67,500
All executive officers as a group	382,500
All directors who are not executive officers as a group	43,200
All employees who are not executive officers as a group	249,500

Description of the 2000 Plan, As Proposed to be Amended and Restated

The following description of the 2000 Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the full text of such 2000 Plan, a copy of which is attached to this Proxy Statement as Attachment A. The purpose of the 2000 Plan is to enhance the long-term shareholder value of Data I/O by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of Data I/O and its subsidiaries to participate in Data I/O’s growth and success, and to encourage them to remain in the service of Data I/O and its subsidiaries and to acquire and maintain stock ownership in Data I/O.  The 2000 Plan may be administered either by the Board of Directors or a committee or committees appointed by (in either case, the “Committee”), and consisting of two or more independent members of, the Board of Directors.  The Committee will have broad discretion to determine the amount and type of awards and terms and conditions of the awards.  Individual grants will generally be based on a person’s present and potential contribution to Data I/O.

As of March 20, 2023, Data I/O had approximately 96 employees and 4 non-employee directors who would be eligible to participate in the 2000 Plan.  Consultants, agents, advisors, and independent contractors can be eligible under the 2000 Plan.  Because the grant of awards is based upon a determination made by the Committee after a consideration of various factors, Data I/O currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals.  However, with respect to awards granted prior to 2023, the maximum number of shares that could be granted under the 2000 Plan during any calendar year to covered employees (generally the chief executive officer and the three other most highly compensated officers, other than the chief financial officer, whose compensation is required to be disclosed pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended) was 200,000, except that Data I/O could make additional one-time grants to newly hired participants of up to 100,000 shares per such participant.  In addition, the maximum number of shares that can be granted to a non-employee director of Data I/O during any calendar year is limited to 100,000.

Awards may be granted in the form of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“NQOs”) (each ISO or NQO, an “Option” and collectively, “Options”), stock appreciation rights, stock awards in the form of restricted stock (“Restricted Stock”), or other arrangements determined by the Committee.  Any award may be granted either alone or in tandem with other awards granted under the 2000 Plan.  The option price of ISOs shall be as determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the grant date.  The option price of NQOs may be less than the fair market value of the Common Stock on the date of the grant; however, as a matter of policy Data I/O does not grant options with an exercise price that is less than the fair market value of the shares on the date of grant of the option.  The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants.  No ISOs may be granted under the 2000 Plan on or after February 23, 2031 (March 10, 2033 if this proposal is approved), but ISOs outstanding under the 2000 Plan may extend beyond that date.

Options.  Options granted under the 2000 Plan may be ISOs or NQOs.  The exercise price of ISOs may not be less than the fair market value of the shares subject to the ISO on the date of grant.  The term of any ISO granted under the 2000 Plan may not exceed ten years.  In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

Restricted Stock.  Restricted Stock awards consist of non-transferable shares of Common Stock of Data I/O which may be subject to a right of purchase by Data I/O although Data I/O has not subjected any such awards to a repurchase right.  The Committee may provide for the lapse of the transfer restrictions over a period of time, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

Stock Appreciation Rights.  A stock appreciation right will give the holder the right to receive an appreciation distribution in an amount equal to the excess of the fair market value of the number of shares of Common Stock covered by the right over the exercise price per share subject to the right.  Stock appreciation rights may be granted separately or in tandem with a related Option.  Payment may be made in a combination of shares of Common Stock or in cash, as determined by the Committee.

The consideration payable upon issuance or exercise of an award and any taxes related to an award must generally be paid in cash or check.  However, the Committee, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Committee may determine, authorize payment by the tender of Common Stock already owned by the participant for at least six months having a fair market value on the day prior to the exercise date equal to the aggregate Option exercise price, by net exercise of the Option, by delivery of a promissory note, by delivery of a properly executed exercise notice, together with irrevocable instruction (i) to a third-party designated by Data I/O to deliver to Data I/O the amount of sale or loan proceeds to pay the exercise price and withholding tax obligations and (ii) to Data I/O to deliver the certificates for such shares to the third-party, or by such other consideration as the Committee may permit.  In addition, to assist a holder of award (excluding a holder who is an officer or director of Data I/O due to Sarbanes Oxley restrictions) in acquiring shares of Common Stock pursuant to an award granted under the 2000 Plan, the Committee, in its sole discretion, may authorize, either at the grant date or at any time before the acquisition of Common Stock pursuant to the award, the extension of a loan to the holder by Data I/O, the payment by the holder of the purchase price, if any, of the Common Stock in installments, or the guarantee by Data I/O of a loan obtained by the grantee from a third-party.  Awards generally may be exercised at any time within three months after termination of a participant’s employment by, or consulting relationship with, Data I/O (but, only to the extent exercisable or payable at the time of termination).  However, if termination is due to the participant’s death or disability, the award generally may be exercised for one year.  Except as authorized by the Committee, no award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

The Committee may adjust the performance goals and measurements applicable to awards.  The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the 2000 Plan.  The Board of Directors may amend, alter or discontinue the 2000 Plan or any award at any time, except that the consent of a participant is required if the participant’s rights under an outstanding award would be impaired.  In addition, the shareholders of Data I/O must approve any amendment, alteration or discontinuance of the 2000 Plan that would (i) increase the total number of shares reserved under the 2000 Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the 2000 Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board of Directors otherwise concludes that shareholder approval is advisable.

The 2000 Plan constitutes an unfunded plan for incentive and deferred compensation.  Data I/O is not required to create trusts or arrangements to meet its obligations under the 2000 Plan to deliver stock or make payments.

In the event of a “change in control” of Data I/O, as defined in the 2000 Plan, in which the outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with comparable options, the vesting of outstanding “qualifying” awards under the 2000 Plan will, unless the applicable agreement with respect to the award or the Committee determines otherwise, subject to certain limitations, be accelerated in full.  If outstanding options remain outstanding after a change of control or are assumed by the surviving entity or replaced with comparable options, subject to certain limitations, the vesting of outstanding “qualifying” options will be accelerated to the extent of 25% of the unvested portion thereof and the vesting of outstanding Qualifying Shares will be accelerated to the extent of 25% of the unvested portion thereof.  Director option grants and certain change in control agreements provide for 100% vesting of all options on a change in control.  Further, if the holder of any “qualifying” award which remains outstanding or is assumed by the surviving entity in a change of control transaction is terminated involuntarily within one year of the change of control, the vesting of all options and other awards held by such person will be accelerated in full.  A “qualifying” award is defined as an option or award that has been held for at least 180 days as of the change of control.  Qualifying Shares means common stock issued pursuant to a “qualifying” award which are subject to the right of Data I/O to repurchase some or all of such shares at the original purchase price (if any) upon the holder’s termination of services to Data I/O.  A “change in control” is defined to include (i) a merger or consolidation of Data I/O in which more than 50% of the voting power of Data I/O’s outstanding stock outstanding after the transaction is owned by persons who are not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of Data I/O’s assets.

Certain Federal Income Tax Consequences

THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF.  THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT.  THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Incentive Stock Options

Awards and Exercise of Options.  ISOs are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code.  ISOs may be granted only to employees of Data I/O (including directors who are also employees).  The recipient of an Option (the “Optionee”) does not recognize taxable income upon either the grant or exercise of an ISO.  However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the “Option Spread”) is includable in the Optionee’s “alternative minimum taxable income (“AMTI”) for purposes of the alternative minimum tax (“AMT”).  The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise.  Special rules regarding the time of AMTI inclusion may apply for shares subject to a “substantial risk of forfeiture” (including, in the case of each person subject to the reporting requirements of Section 16(b) of the Exchange Act).  In addition, when stock is acquired subject to a “substantial risk of forfeiture”, an Optionee’s holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses.

Sale of Option Shares.  If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to Data I/O should be taxable as capital gain.  Under these circumstances, Data I/O would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold.  If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a “Disqualifying Disposition”), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and Data I/O would be entitled to a corresponding tax deduction in the year of sale.  Such income is subject to information reporting requirements.  Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain.  Optionees are required to notify Data I/O promptly after making a Disqualifying Disposition.  If the stock is sold to Data I/O rather than to a third party, the sale may not produce capital gain or loss.  A sale of shares to Data I/O will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

Exercise With Stock.  If an Optionee pays for ISO shares with shares of Data I/O acquired under an ISO or a qualified employee stock purchase plan (“Statutory Option Stock”), the tender of shares is a Disqualifying Disposition of the Statutory Option Stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied.  If the holding periods with respect to the Statutory Option Stock are satisfied, or the shares were not acquired under a statutory stock option of Data I/O, then any appreciation in value of the surrendered shares is not taxable upon surrender.  Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

Nonqualified Stock Options

Awards and Exercise of Options.  An Optionee is not taxable upon the award of an NQO.  Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a “substantial risk of forfeiture”.  If the shares are not subject to a “substantial risk of forfeiture”, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date.  The Optionee’s tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date.  If the shares are subject to a “substantial risk of forfeiture” and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income on the date the stock is no longer subject to a “substantial risk of forfeiture”, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee’s holding period will begin on the date of lapse.

Whether or not the shares are subject to a “substantial risk of forfeiture”, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes “supplemental wages” subject to a withholding of income and employment taxes by Data I/O, and Data I/O receives a corresponding income tax deduction.

Sale of Option Shares.  Upon sale, other than to Data I/O, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee’s tax basis in the shares, which will be long-term gain or loss if the employee’s holding period in the shares is more than one year.  If the stock is sold to Data I/O rather than to a third party, the sale may not produce capital gain or loss.  A sale of shares to Data I/O will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

Exercise With Stock.  If the Optionee pays the option exercise price by tendering other shares of Common Stock of the Company then owned by the Optionee, the Optionee will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise of the option, which exceed the number of shares tendered by the Optionee.

If the surrendered shares are Statutory Option Stock as described above under “Incentive Stock Options”, with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the Statutory Option Shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

Net Exercise.  If a NQO is exercised through a net exercise, Data I/O will not require payment of the exercise price of the NQO but will reduce the number of shares issued upon exercise by the largest number of whole shares that have a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, Data I/O will accept a cash payment from the Optionee.  The Optionee will recognize ordinary income in an amount equal to the excess of the aggregate fair market value of the shares that otherwise would be issued upon exercise of the NQO over the aggregate exercise price of the NQO being exercised.  The Optionee’s tax basis in the shares received is their fair market value at the time of exercise.

Restricted Stock Awards

Grant and Lapse of Restrictions.  Section 83(b) election of the Internal Revenue Code allows the holder of a restricted stock award to elect, within 30 days after the date he receives a restricted stock award, to recognize and be taxed on ordinary income equal to the fair market value of the common stock at that time.  If the holder does not make a Section 83(b) election within 30 days from the date he receives a restricted stock award, the holder will recognize ordinary income equal to the fair market value of the common stock at expiration of the restriction period.  The holder’s basis in the shares will equal their fair market value at the time the holder recognizes ordinary income.  The holder will be taxed at ordinary income rates on cash dividends paid before the end of the restriction period.  Subject to the general rules concerning deductibility of compensation, Data I/O will be allowed an income tax deduction in the amount that, and for our taxable year in which, the holder recognizes ordinary income in connection with a restricted stock award.  Dividends on the restricted stock that are received by the holder before the end of the restriction period also will be deductible by Data I/O subject to the general rules concerning compensation.

Forfeiture of Restricted Stock.  If the holder does not make the Section 83(b) election described above and, before the restriction period expires, he forfeits the restricted stock under the terms of the award, the holder will not recognize any ordinary income in connection with the restricted stock award.  If the holder does make a Section 83(b) election and subsequently forfeits the restricted stock under the terms of the award, the holder will not be allowed an ordinary income tax deduction with respect to the forfeiture.  However, the holder may be entitled to a capital loss.

Sale of Shares.  The holder cannot sell or otherwise dispose of the restricted stock until after the restriction period expires.  When shares are sold after the restriction period expires, the holder will recognize gain or loss in an amount by which the sale price of the shares differs from his tax basis in the shares.  If, as usually is the case, the shares are a capital asset in the hands of the holder, any gain or loss recognized on a sale or other disposition of the shares will qualify as capital gain or loss.   Any capital gain or loss recognized upon sale of the shares will be treated as long-term capital gain or loss if the holder held the shares for more than 12 months from the date he recognized ordinary income with respect to the shares and as short-term capital gain or loss if he held the stock for 12 months or less from the date the holder recognized ordinary income.

Stock Appreciation Rights

Grant.  At the time a SAR is granted, the recipient will not recognize any taxable income.

Exercise.  At the time the holder exercises a SAR, he will recognize ordinary income equal to the cash received, or fair market value of any shares of common stock received, at that time (in the amount that is equal to the excess of the fair market value of a share of our common stock on the date the SAR is exercised over the grant price of the SAR).  The holder’s tax basis in any shares received will equal the fair market value of those shares at the time he recognizes ordinary income as a result of exercising the SAR.  Subject to the general rules concerning deductibility of compensation, Data I/O will be allowed an income tax deduction in the amount that, and for our taxable year in which, the holder recognizes ordinary income upon the exercise of a SAR.

Sale of Shares.  If, as usually is the case, shares received upon exercise of a SAR (if any) are a capital asset in the hands of the holder, any additional gain or loss recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as a capital gain or loss.  Any capital gain or loss recognized upon sale of the shares will be characterized as long-term capital gain or loss if the holder held the shares for more than 12 months and as short-term capital gain or loss if the holder held the stock for 12 months or less.  For purposes of determining whether the gain will be recognized as long-term or short-term capital gain or loss on the subsequent sale of the shares, the holding period will begin at the time the SAR was exercised.

Change in Control

Depending on the terms of an award and the determination of the Committee, upon a change in control of Data I/O, restrictions on awards may lapse, or the award may mature or become exercisable, on an accelerated schedule.  If this type of benefit, or other benefits and payments connected with an award that result from a change in control of Data I/O, are granted to certain individuals (such as our executive officers), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code.  Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over one times the base amount (1) will not be deductible by Data I/O and (2) will be subject to a 20% excise tax payable by the individual.  “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs.

Deductibility of Executive Compensation Under Code Section 162(m)

Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s “covered employees” which generally includes the chief executive officer, the chief financial officer and the corporation’s three other most highly compensated executive officers whose compensation is required to be disclosed under rules and regulations under the Securities Exchange Act of 1934.  Any individual who is a covered employee at any time during a tax year commencing after 2016 will remain a covered employee permanently.  However, awards of “qualified performance-based qualified compensation” that were awarded pursuant to a written binding contract in effect as of November 2, 2017 are “grandfathered” under prior law and are not subject to the $1,000,000 deduction limit as long as they are not materially modified.  In general, to qualify as performance-based compensation, the following requirements need to be satisfied:  (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the corporation’s shareholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

PROPOSAL 5:  APPROVAL AND RATIFICATION OF THE NEW DATA I/O CORPORATION

2023 OMNIBUS INCENTIVE COMPENSATION PLAN 2023 PLAN

We are seeking shareholder approval to adopt the Data I/O Corporation 2023 Omnibus Incentive Compensation Plan (the “2023 Plan”).  This proposal will be approved, if a quorum is present, and if the number of votes cast, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.  The Board of Directors recommends a vote FOR approval of the 2023 Plan.  Unless instructed otherwise, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of the above-referenced approval of the 2023 Plan.

Background

On March 10, 2023, the Board adopted, subject to shareholder approval, the 2023 Plan.  The purpose of the 2023 Plan is to promote our interests and the interests of our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors, independent contractors, and non‑employee directors capable of assuring our future success, to offer such persons incentives to put forth maximum efforts for the success of our business and to compensate such persons through various stock and cash‑based arrangements, and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with our shareholders.

The use of equity incentive awards has historically been a key component of our compensation program. We previously awarded stock-based compensation instruments, including options and restricted stock under the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “2000 Plan”).  As of March 20, 2023, the Company has outstanding options and awards under the 2000 Plan with respect to 675,200 shares of Common Stock.  As of March 20, 2023, there were approximately 271,177 shares available for future grants under 2000 Plan. If an amendment and restatement of the 2000 Plan, as described in Proposal 4, is approved, an additional 200,000 shares will be added and there will be approximately 3,428,749 shares available for future grants. Accordingly, the Board has determined that, in order to ensure that there are shares available for issuance under our equity incentive plans to meet our needs for future grants during the coming years, a new tranche of shareholder-approved shares is necessary to continue granting incentives and reward opportunities to eligible individuals while assisting us in retaining a competitive edge in today's competitive business environment.  Further details about our awards currently outstanding can be found in the section “Executive Compensation” as well as in the table entitled “Summary Compensation Table.”

We believe approval of the 2023 Plan will give us the flexibility to continue to make stock-based grants and other awards permitted under the 2023 Plan over the next two to three years in amounts determined appropriate by the Compensation Committee, which will administer the 2023 Plan (as discussed more fully below); however, this timeline is simply an estimate used by us to determine the number of new shares to ask our shareholders to approve and future circumstances may require us to change our expected equity grant practices.  These circumstances include, but are not limited to, the future price of our Common Stock, award levels/amounts provided by our competitors, business acquisitions, and hiring activity during the next few years.

The Compensation Committee and the Board believe that equity incentive grants are vital to our interests and our shareholders, as they play an important role in our ability to attract and retain key management, align a significant percentage of our executives’ compensation to her or his performance, as well as ours, and generate in our executives a strategic long-term interest in our performance.  As discussed below, the 2023 Plan will allow for the continued use of stock-based compensation and cash compensation and will permit us significant flexibility in determining the types and specific terms of awards made to participants.  This flexibility will allow us to make future awards based on the then-current objectives for aligning compensation with shareholder value.  While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

NOTE: If the 2023 Plan is approved by our shareholders, no additional awards will be granted under the 2000 Plan (although all outstanding awards previously granted under the 2000 Plan will remain outstanding and subject to the terms of the plan); provided, however, that any shares subject to any outstanding awards under this prior plan that are not purchased, forfeited, or reacquired by the Company will become available for issuance under the 2023 Plan. If the 2023 Plan is not approved, then the 2000 Plan will continue to be used for future awards.

Some of the key features of the 2023 Plan include:

  Limit on Shares Authorized.  Under the 2023 Plan, the aggregate number of shares that may be issued is 500,000, plus any unused shares available under the 2000 Plan as of May 18, 2023 (including additional 200,000 shares that may be approved by shareholders on such date) and in certain circumstances, shares that are forfeited under the 2000 plan.  No non-employee director may receive an award for more than 100,000 shares in any year.  No eligible person who is not a non-employee director may receive an award for more than 200,000 shares in any year.

  No Repricing or Discounting of Stock Options or Stock Appreciation Rights (SARs):  The 2023 Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without stockholder approval.

  Limited Share “Recycling.”  The 2023 Plan provides that any shares surrendered to pay the exercise price of an option, shares covered by a stock-settled stock appreciation right that are not issued in connection with settlement upon exercise; shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award; or shares repurchased by the Company using option exercise proceeds will not be added back (“recycled”) to the available shares under the 2023 Plan.

  No Payment of Dividends on Unvested Awards.  The 2023 Plan prohibits the payment of dividends or dividend equivalents on awards other than with respect to restricted stock and restricted stock unit awards for which the applicable restrictions have lapsed.

  Awards Subject to Clawback Policy.  All awards under the 2023 Plan will be subject to forfeiture or other penalties pursuant to any clawback policy we may adopt or amend from time to time, as determined by the Compensation Committee.

  Awards Are Typically Not Transferable.  Awards under the 2023 Plan are typically not transferable, except pursuant to limited exceptions.  If a transfer is permitted, the transfer shall be for no value.

  Minimum Vesting Period.  Stock-based compensation awards granted under the 2023 Plan will have a minimum vesting period of approximately one year from the date of grant (or, in the case of performance-based objectives, one year from the commencement of the period over which performance is evaluated), except for five percent of the shares approved, which may be granted with fully vested terms, and subject to the acceleration of vesting as described in the 2023 Plan.

Request for Additional Shares and Dilution

We manage our long-term shareholder dilution, in part, by controlling the number of equity incentive awards granted annually.  The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize shareholder value by granting what it believes are an appropriate number of equity incentive awards to attract, reward, and retain employees.  Burn rate is a measure of the speed at which companies use shares available for grant under their equity compensation plans and is an important factor for investors concerned about shareholder dilution.  The burn rate is defined as, in a given fiscal year, the number of equity shares granted subject to time-based awards plus performance-based equity awards that were earned and vested, divided by the weighted average number of shares outstanding.  In recommending to our shareholders the number of shares to be authorized under the 2023 Plan, the Compensation Committee considered our burn rate for the past three fiscal years as shown below:

	Fiscal 2022	Fiscal 2021	Fiscal 2020
Time-based equity awards granted (1)	330,215	262,001	383,951
Performance-based awards earned and vested	0	0	0
Weighted average common shares outstanding	8,741,000	8,545,000	8,333,000

Burn rate	3.78%	3.07%	4.61%
Three-year average burn rate	3.86%

Performance-based awards granted	0	0	0

(1) Equity awards canceled or forfeited	-39,500	-8,500	-46,225

A copy of the 2023 Plan is attached as Attachment B to this proxy statement.  The following summary of the material terms of the 2023 Plan is qualified in its entirety by reference to the full text of the 2023 Plan.

Administration

The Compensation Committee administers the 2023 Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2023 Plan.  Subject to the provisions of the 2023 Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award.  The Compensation Committee has authority to interpret the 2023 Plan and establish, amend, suspend, or waive rules and regulations for the administration of the 2023 Plan.

The Compensation Committee may delegate its powers under the 2023 Plan to one or more officers or directors to the extent permitted by applicable exchange rules or applicable corporate law, except that such delegated officers or directors will not be permitted to grant awards (i) to officers who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the 2023 Plan to not comply with applicable exchange rules or applicable corporate law.

Under the 2023 Plan, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Compensation Committee under the Plan; provided, however, that only the Committee may grant awards to non-employee directors.

Shares Available for Awards

The aggregate number of shares that may be issued under all stock-based awards made under the 2023 Plan will be equal to (i) 500,000 shares, plus (ii) any unused shares available under the 2000 Plan as of May 18, 2023 (including additional 200,000 shares that may be approved by shareholders on such date), plus (iiI) any shares subject to any outstanding award under the 2000 Plan that, after May 18, 2023 are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the participant due to the termination or cancellation of such award.  If awards under the 2023 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the 2023 Plan.  However, under the following circumstances, shares will not again be available for issuance under the 2023 Plan: (i) shares unissued due to a “net exercise” of a stock option or exercise of a SAR, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations, (iii) shares covered by a stock-settled SAR issued under the 2023 Plan that are not issued in connection with settlement in shares upon exercise, and (iv) shares repurchased using stock option exercise proceeds.  In addition, awards that do not entitle the recipient to receive or purchase shares shall not be counted against the number of shares available for issuance under the 2023 Plan.

Certain awards under the 2023 Plan are subject to limitations.  Under the 2023 Plan, no non-employee director may be granted awards for more than 100,000 shares of our Common Stock in the aggregate in any fiscal year.  No eligible person who is not a non-employee director may be granted awards for more than 200,000 shares of our Common Stock in the aggregate in any fiscal year, provided that the Company may make additional one-time grants to newly hired persons of up to 100,000 shares per such participant.

In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan, then the Compensation Committee shall, in such manner as it may deem equitable adjust any or all of (i) the number and type of shares (or other securities or other property) available under the 2023 Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding awards, (iii) the purchase price or exercise price with respect to any award, and (iv) the share limitations described above.

Eligibility

Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to the Company or an affiliate, or any person to whom an offer of employment has been made, and who is selected by the Compensation Committee to participate, is eligible to receive an award under the 2023 Plan.  As of March 20, 2023, approximately 100 persons were eligible as a class to be selected by the Compensation Committee to receive awards under the 2023 Plan.

Dilution Discussion

In setting the number of shares authorized under the 2023 Plan for which shareholder approval is being sought, the Compensation Committee and the Board considered, among other factors, the historical amounts of equity awards granted by the Company, and the potential future grants over the next several years.  The Committee and the Board also considered recommendations by the CEO for the other named executive officers.  Neither the Committee nor the Board has authorized specific grants of awards to be made under the 2023 Plan, subject to shareholder approval.  However, the Compensation Committee and the Board believe that the shares being requested should be sufficient for awards under the 2023 Plan for approximately the next two to three years.

To reduce the dilutive impact of our equity award grants on our shareholders’ interests, we actively administer our equity grant program to make use of our resources as effectively as possible.  Equity awards are generally limited to (i) those positions deemed critical to our future success, (ii) individuals whose personal performance makes them highly valuable to us, and (iii) essential new hires.

Types of Awards and Terms and Conditions

The 2023 Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions, and provisions as the Compensation Committee may determine to be necessary or desirable:

•        stock options, including both incentive stock options (ISOs) and non-qualified stock options (together with ISOs, options);

•        stock appreciation rights;

•        restricted stock;

•        restricted stock units;

•        performance stock units; and

•        other stock-based awards

Options and SARs

The holder of an option is entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee.  The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our Common Stock over the grant price of the SAR.

Exercise Price. The Compensation Committee has the discretion to determine the exercise price and other terms of options and SARs, except that the exercise price will in no event be less than 100% of the fair market value per share of our Common Stock underlying the award on the date of grant, unless such option or SAR is granted in substitution for an option or SAR previously granted by a merged or acquired entity.  Without the approval of shareholders, we will not amend, replace, or cash out previously granted options or SARs in a transaction that constitutes a “re-pricing” as discussed in the 2023 Plan.

Vesting. The Compensation Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to the minimum vesting requirements.

Exercise. The Compensation Committee has the discretion to determine the time or times, and method or methods by which an option or SAR may be exercised, provided that a participant may elect to exercise using a net exercise.  The Compensation Committee and the Board are not authorized under the 2023 Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Compensation Committee determines and will expire 6 years from the grant date if the Compensation Committee does not establish such a term; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except that, in the case of an ISO held by a 10% shareholder, the option may not be exercised more than five years from the date of grant.

Special Limitations on ISOs. The aggregate number of shares that may be issued under all ISOs under the Plan shall be 500,000 shares.  In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our Common Stock subject to such ISO is at least 110% of the fair market value per share of our Common Stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000. No ISO will be granted under the 2023 Plan after March 9, 2033 (unless the 2023 Plan including ISO provision is later amended or restated after May 23, 2023 and such amendment or restatement is approved by shareholders).

Restricted Stock, Restricted Stock Units and Performance Stock Units

The holder of restricted stock will own shares of our Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee.  The holder of restricted stock units will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our Common Stock at some future date determined by the Compensation Committee.  The holder of a performance stock unit will have the same rights as the holder of a restricted stock unit, but the performance stock unit is subject to performance-based vesting.  The grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock units and performance stock units will occur at such times and in such installments as determined by the Compensation Committee.  The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock, restricted stock units and performance stock units subject to continued employment, passage of time and/or such performance conditions as are deemed appropriate by the Compensation Committee.  The Compensation Committee has the authority to issue restricted stock units or performance stock units that may be settled in stock, cash, or both.  The holders of restricted stock units or performance stock units shall have no voting rights and shall have no dividend rights.

Other Stock-Based Awards

The Compensation Committee is authorized to grant to any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to the Company or any affiliate other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as are deemed by the Compensation Committee to be consistent with the purpose of the 2023 Plan.  The Compensation Committee determines the terms and conditions of such awards, subject to the terms of the 2023 Plan and any applicable award agreement.  Awards granted under this category may not contain a purchase right or an option-like exercise feature.

Duration, Termination, and Amendment

The 2023 Omnibus Plan has a term of ten years expiring on March 9, 2033 unless terminated earlier by the Board.  The Board may at any time and from time to time and in any respect amend, suspend, or terminate the 2023 Plan.  The Board shall require the approval of any amendment of the 2023 Plan that would: (i) be required under the listing requirements of the SEC, the NASDAQ Stock Market or another exchange or securities market on which our shares are then listed for trading, (ii) increase the number of shares authorized under the 2023 Plan, (iii) increase the annual participant share limits or annual cash award limits, (iv) permit a repricing of options or SARs, (v) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, or (vi) increase the maximum term of options or SARs.  No amendment of the 2023 Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award.

Effect of Corporate Transaction

Awards under the 2023 Omnibus Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, Change in Control (as defined in the 2023 Plan), repurchase or exchange of shares, or any other similar corporate transaction with respect to us.  In the event of such a corporate transaction, the Compensation Committee or the Board may provide for one or more of the following to occur upon the occurrence of the event (or immediately prior to such event, provided the event is consummated):

•        termination of any award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award.  Awards may be terminated without payment if the Compensation Committee or the Board determines that no amount is realizable under the award as of the time of the transaction;

•        replacement of any award with other rights or property selected by the Compensation Committee or the Board;

•        the assumption of any award by the successor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity, with appropriate adjustments as to the number and kind of shares and prices;

•        if the transaction is a Change in Control, the award may be made immediately exercisable or payable or fully vested with respect to all shares covered thereby; or

•        require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Clawback or Recoupment

All awards under the 2023 Plan will be subject to forfeiture or other penalties pursuant to any clawback policy we may adopt or amend from time to time, as determined by the Compensation Committee.

Income Tax Withholding

In order to comply with all applicable income tax laws and regulations, we may take appropriate action to ensure that all applicable taxes, which are the sole and absolute responsibility of the participant, are withheld or collected from the participant.  A participant may satisfy any tax obligation by (a) electing to have a portion of the shares withheld that otherwise would be delivered upon exercise, receipt or the lapse of restrictions with respect to the award (if the Compensation Committee is permitting taxes to be covered by share withholding and not to exceed the limitations stated in ASC Topic 718 to avoid adverse accounting treatment), or (b) electing to deliver to us shares of Data I/O Corporation other than shares received pursuant to the award with a fair market value equal to the amount of the tax obligation.  Any election, if allowed, must be made on or before the date that the amount of tax to be withheld is determined.  We may not withhold shares for income taxes in such a manner as would result in adverse accounting treatment under FASC Topic 718 regarding the accounting treatment of shares withheld for income taxes.

Limited Transferability of Awards

Except as provided below, no award (other than fully vested and unrestricted shares issued pursuant to any award) and no right under any such award shall be transferable by a participant other than by will or by the laws of descent and distribution, and no award (other than fully vested and unrestricted shares issued pursuant to any award) or right under any such award may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.  Notwithstanding the foregoing, the Compensation Committee may permit the transfer of an award other than a fully vested and unrestricted share to family members, provided such permitted transfer shall be for no value and in accordance with the rules of Form S-8.  The Compensation Committee may also establish procedures as it deems appropriate for a participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the participant and receive any property distributable with respect to any award in the event of the participant’s death.

Certain Federal Income Tax Consequences

THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF.  THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT.  THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.  FURTHER, IT IS OUR INTENTION THAT AWARDS GRANTED UNDER THE 2023 PLAN WILL BE EXEMPT FROM, OR COMPLY WITH SECTION 409A OF THE CODE.  HOWEVER, THERE IS NO GUARANTY AND IF AWARDS ARE FOUND NOT TO BE EXEMPT FROM OR COMPLY WITH SECTION 409A, LESS FAVORABLE TAX CONSEQUENCES TO THE RECIPIENT MAY RESULT.

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount.  The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction.  Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our Common Stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Following exercise of a non-qualified stock option or SAR, any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.  If an optionee exercises an ISO and later sells or otherwise disposes of the shares both (i) more than two years after the grant date and (ii) more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If an optionee exercise an ISO, but later sells or disposes the shares before the end of the applicable ISO holding periods described above, the optionee will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the end of the applicable ISO holding periods described above.

Grant and Vesting of Restricted Stock Awards

Section 83(b) election of the Internal Revenue Code allows the holder of a restricted stock award to elect, within 30 days after the date he receives a restricted stock award, to recognize and be taxed on ordinary income equal to the fair market value of the common stock at that time.  If the holder does not make a Section 83(b) election within 30 days from the date he receives a restricted stock award, the holder will recognize ordinary income equal to the fair market value of the common stock at expiration of the restriction period.  The holder’s basis in the shares will equal their fair market value at the time the holder recognizes ordinary income.  The holder will be taxed at ordinary income rates on cash dividends paid before the end of the restriction period.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, the holder recognizes ordinary income in connection with a restricted stock award.  Dividends on the restricted stock that are received by the holder before the end of the restriction period also will be deductible by us subject to the general rules concerning compensation.

Forfeiture of Restricted Stock.  If the holder does not make the Section 83(b) election described above and, before the restriction period expires, he forfeits the restricted stock under the terms of the award, the holder will not recognize any ordinary income in connection with the restricted stock award.  If the holder does make a Section 83(b) election and subsequently forfeits the restricted stock under the terms of the award, the holder will not be allowed an ordinary income tax deduction with respect to the forfeiture.  However, the holder may be entitled to a capital loss.

Sale of Shares After Restrictions Lapse.  The holder of a restricted stock award cannot sell or otherwise dispose of the restricted stock until after the restriction period expires.  When shares are sold after the restriction period expires, the holder will recognize gain or loss in an amount by which the sale price of the shares differs from his tax basis in the shares.  If, as usually is the case, the shares are a capital asset in the hands of the holder, any gain or loss recognized on a sale or other disposition of the shares will qualify as capital gain or loss.   Any capital gain or loss recognized upon sale of the shares will be treated as long-term capital gain or loss if the holder held the shares for more than 12 months from the date he recognized ordinary income with respect to the shares and as short-term capital gain or loss if he held the stock for 12 months or less from the date the holder recognized ordinary income.

Grant, Vesting and Redemption of Restricted Stock Units and Performance Stock Units.  The recipient of restricted stock units or performance stock units will not recognize income at the time of grant or at the time of vesting of the share units.  At the time the share units are redeemed/settled, the recipient will recognize ordinary income in an amount equal to the value of the Shares and cash received upon redemption/settlement of the share units.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for the taxable year in which, the recipient recognized ordinary income upon redemption/settlement of the share units.  A recipient’s basis in any shares received will equal the fair market value of the shares received at the time the recipient recognized income as a result of the redemption/settlement of the share units.  If a recipient were to be issued share units that do not comply with Section 409A, or would not otherwise be exempt from Section 409A, the recipient may be subject to ordinary income tax at the time of vesting of the share units (even if the share units are not settled/redeemed until a later date) as well as an additional 20% penalty tax.

Sale of Shares Received in Settlement of Restricted Stock Unit or Performance Stock Unit.  When shares are sold, the holder will recognize gain or loss in an amount by which the sale price of the shares differs from his tax basis in the shares.  If, as usually is the case, the shares are a capital asset in the hands of the holder, any gain or loss recognized on a sale or other disposition of the shares will qualify as capital gain or loss.   Any capital gain or loss recognized upon sale of the shares will be treated as long-term capital gain or loss if the holder held the shares for more than 12 months from the date he recognized ordinary income with respect to the shares and as short-term capital gain or loss if he held the stock for 12 months or less from the date the holder recognized ordinary income.

Other Stock Based Awards.  The 2023 Plan authorizes other stock-based awards, the terms of which are not specified in the 2023 Plan.  The federal income tax consequences to recipients and to us upon the grant, exercise and settlement of other stock-based awards will depend on the terms of such awards.

Income Tax Deduction

Subject to the tax rules requiring that compensation be reasonable in order to be deductible, our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2023 Plan (except ISOs in some cases).  However, The Tax Cuts and Jobs Act (the Act), which was signed into law in 2017, eliminated the exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit.  Therefore, compensation paid to a covered executive in excess of $1 million will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act.  In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise.  Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code

The Compensation Committee and the Board intend to administer and interpret the 2023 Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2022, about shares of our Common Stock that may be issued upon the exercise of options and other equity awards under all compensation plans for which equity securities are reserved for issuance.

	[a]	[b]	[c]
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders (1)(2)	1,695	$4.00	436,417

Equity compensation plans not approved by security holders (3)	12,500	$4.98	0

 (1)  Represents shares of our Common Stock issuable pursuant to the Data I/O Corporation 2000 Stock Compensation Incentive Plan, 1982 Employee Stock Purchase Plan and 1996 Director Fee Plan.  Table excludes unvested restricted stock awards of 677,700 from the 2000 Plan. The Directors Fee Plan was cancelled February 2023 and the remaining 130,763 shares, included above, were unreserved.

(2)   Stock Appreciation Rights Plan (“SAR”) provides that directors, executive officers or holders of 10% or more of our Common Stock have an accompanying SAR with respect to each exercisable option.  While the plan has been approved by the security holders, no amounts are included in columns (a), (b), or (c) relating to the SAR.

(3)   Inducement grant to Michael Tidwell of 25,000 non-qualified stock options with 12,500 remaining unexercised.  Table excludes 12,500 unvested remaining 2019 restricted stock inducement grant to Michael Tidwell.

New Plan Benefits

No awards have yet been granted under the 2023 Plan, as it will only take effect upon shareholder approval at the 2023 Annual Meeting.  The number and types of awards that will be granted under the 2023 Plan in the future are not determinable, as the Compensation Committee will make these determinations in their sole discretion.

Market Value

The closing price of our Common Stock as reported by the NASDAQ Capital Market on March 20, 2023 was $4.83 per share.

OTHER BUSINESS

As of the date of this Proxy Statement, Data I/O is not aware of any other business to be acted upon at the Annual Meeting.  If any other business calling for a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote or refrain from voting in accordance with their best judgment.

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR THE 2023 AND 2024 ANNUAL MEETING OF SHAREHOLDERS

Data I/O’s Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by Data I/O at its principal offices on or before February 18, 2023, in the case of the 2023 Annual Meeting of Shareholders, and in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders.  Data I/O’s Bylaws also provide that advance notice of business to be brought before the 2023 Annual Meeting of Shareholders by a shareholder must be submitted in writing and delivered to, or mailed and received by, Data I/O on or before February 18, 2023.

Each notice of a nomination or proposal of business must contain, among other things:  (i) the name and address of the shareholder who intends to make the nomination or proposal;  (ii) a representation that the shareholder is a holder of record of stock of Data I/O entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal;  (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) with respect to the nominations, the consent of each nominee to serve as a director of Data I/O if elected.

A copy of the full text of the provisions of Data I/O’s Bylaws dealing with shareholder director nominations and proposals is available to shareholders from the Secretary of Data I/O upon written request.  The Bylaws may also be accessed online, as a Form 10-K exhibit as referenced in our Annual Report on Form 10-K.  SEC rules establish a deadline for submission of shareholder nominations proposals that are not intended to be included in Data I/O’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”).  The Discretionary Vote Deadline for the 2023 Annual Meeting was February 18, 2023.  If a shareholder gives notice of such a nomination or proposal after the Discretionary Vote Deadline, Data I/O’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder nomination or proposal when and if the proposal is raised at the 2023 Annual Meeting.

Eligible shareholders who intend to have a nomination or proposal considered for inclusion in Data I/O’s proxy materials for presentation at the 2024 Annual Meeting must submit the proposal to Data I/O at its principal offices no later than December 8, 2023.  Shareholders who intend to present a nomination or proposal at the 2024 Annual Meeting without inclusion of such nomination or proposal in Data I/O’s proxy materials are required to provide notice of such nomination or proposal to Data I/O no later than February 16, 2024, as further directed above.

To qualify as an “eligible” shareholder, a shareholder must have been a record or beneficial owner of at least one percent (1%) of Data I/O’s outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one (1) year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

Data I/O reserves the right to reject, rule out of order, or take appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements, but only after Data I/O has notified the shareholder(s) who have submitted the nomination or proposal of the problem and such shareholder(s) have failed to correct it.  This obligation to notify the appropriate shareholder(s) does not apply to the failure to submit such nomination or proposal prior to the deadlines discussed above.

STOCKHOLDERS SHARING THE SAME ADDRESS

To reduce the expenses of delivering duplicate materials, we are taking advantage of the SEC’s “house holding” rules which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to shareholders who share an address unless otherwise requested.  If you share an address with another shareholder and have received only one set of these materials, you may request a separate copy at no cost to you by contacting Investor Relations by email at investorrelations@dataio.com, by phone at (425) 881-6444, by fax at (425) 881-2917, or by writing to Data I/O investor relations, attention Corporate Secretary (Joel Hatlen), 6645 185th Avenue NE, Suite 100, Redmond WA 98052.  For future annual meetings, you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by contacting Investor Relations as noted above.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors on behalf of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of Data I/O, none of whom will receive any additional compensation for their services.  In addition, Data I/O may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services.  Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger.  Data I/O will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals.  All such costs of solicitation of proxies will be paid by Data I/O.

Copies of our annual report on Form 10-K for the year ended December 31, 2022, are being mailed with this Proxy Statement to each shareholder of record.  If you did not receive a copy of our annual report Form 10-K, you may obtain a copy (without exhibits) without charge by writing c/o Secretary, 6645 185th Avenue NE, Suite 100, Redmond, WA 98052 or by calling (425) 881-6444.  Copies of the exhibits to our annual report on Form 10-K are available for a nominal fee or may be viewed at https://www.dataio.com/Company/Investor-Relations/Annual-Meeting.aspx or www.sec.gov in the EDGAR filing of our report.

By Order of the Board of Directors

/s/ Anthony Ambrose

Anthony Ambrose

President and Chief Executive Officer

Redmond, Washington

April 3, 2023

Attachment A

DATA I/O CORPORATION

2000 STOCK COMPENSATION INCENTIVE PLAN

(AS AMENDED AND RESTATED)

1.    PURPOSES

        1.1  The purpose of the Data I/O Corporation 2000 Stock Compensation Incentive Plan, as amended and restated, (the “2000 Plan”) is to enhance the long-term shareholder value of Data I/O Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of Data I/O and its Subsidiaries (as defined in Section 2) to participate in Data I/O's growth and success, and to encourage them to remain in the service of Data I/O and its Subsidiaries and to acquire and maintain stock ownership in Data I/O.

2.    DEFINITIONS

For purposes of the 2000 Plan, the following terms shall be defined as set forth below:

2.1    Acquired Entities.

“Acquired Entities” has the meaning given in Section 6.2.

2.2    Acquisition Transaction.

“Acquisition Transaction” has the meaning given in Section 6.2.

2.3    Award.

“Award” means a grant made to a Participant pursuant to the 2000 Plan, including, without limitation, grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing.

2.4    Board.

“Board” means the Board of Directors of Data I/O.

2.5    Cause.

“Cause” means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to Data I/O, habitual abuse of alcohol or a controlled substance, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.6    Change in Control.

“Change in Control” means (i) the consummation of a merger or consolidation of Data I/O with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of Data I/O immediately prior to such merger, consolidation or other reorganization or (ii) the sale, transfer or other disposition of all or substantially all of Data I/O’s assets.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Data I/O’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Data I/O’s securities immediately before such transaction.

2.7    Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8    Common Stock.

“Common Stock” means the common stock, no par value, of Data I/O.

2.9    Disability.

“Disability” means a medically determinable mental or physical impairment or condition of the Holder which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Holder to be unable, in the opinion of the Plan Administrator on the basis of evidence acceptable to it, to perform his or her duties for Data I/O and, in the case of a determination of Disability for purposes of determining the exercise period for an Incentive Stock Option, to be engaged in any substantial gainful activity.  Upon making a determination of Disability, the Plan Administrator shall, for purposes of the 2000 Plan, determine the date of the Holder’s termination of employment, service or contractual relationship.

2.10 Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11 Fair Market Value.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the NASDAQ Capital Market, the mean between the high and low selling prices for the Common Stock as reported by the NASDAQ Capital Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the mean between the high and low selling prices for the Common Stock as such prices are officially quoted in the composite tape of transactions on such exchange for a single trading day.  If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12 Grant Date.

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.13 Holder.

“Holder” means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

2.14 Incentive Stock Option.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.15 Involuntary Termination.

“Involuntary Termination” means termination of the Holder’s service to Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control by reason of (i) the involuntary discharge of such Holder by Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control for reasons other than Cause or (ii) the voluntary resignation of the Holder following (A) a change in such Holder’s position with Data I/O (or its successor or the parent or subsidiary company that employs such Holder) or the other party to the transaction constituting a Change in Control that materially reduces such Holder’s level of authority or responsibility or (B) a reduction in such Holder’s compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance) by more than 20%.

2.16 Nonqualified Stock Option.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17 Option.

“Option” means the right to purchase Common Stock granted under Section 7.

2.18 Option Shares.

“Option Shares” means the shares of Common Stock issuable upon a Holder’s exercise of an Option granted under the 2000 Plan.

2.19 Other Stock-Based Award.

“Other Stock-Based Award” means an Award granted under Section 11.

2.20 Participant.

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director (including directors who are not employees), officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the 2000 Plan.

2.21 Plan Administrator.

“Plan Administrator” means the Board or any committee designated to administer the 2000 Plan under Section 3.1.

2.22 Qualifying Award.

“Qualifying Award” means an Option or an Award that is held by a person who had been an employee, director, consultant or agent to Data I/O for at least 180 days as of the effective date of a Change in Control.

2.23 Qualifying Shares.

“Qualifying Shares” means shares of Common Stock issued pursuant to a Qualifying Award which are subject to the right of Data I/O to repurchase some or all of such shares at the original purchase price (if any) upon termination of the Holder’s services to Data I/O.

2.24 Restricted Stock.

“Restricted Stock” means shares of Common Stock granted pursuant to a Stock Award under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.25 Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

2.26 Stock Appreciation Right.

“Stock Appreciation Right” means an Award granted under Section 9.

2.27 Stock Award.

“Stock Award” means an Award granted under Section 10.

2.28 Subsidiary.

“Subsidiary,” except as expressly provided otherwise, means any entity that is directly or indirectly controlled by Data I/O or in which Data I/O has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of Data I/O.

2.29 Unvested Portion.

“Unvested Portion” means the portion of a Qualifying Award or Qualifying Shares that is/are unvested as of the effective date of a Change in Control.

2.30 Vested Portion.

“Vested Portion” means the portion of a Qualifying Award or Qualifying Shares that is/are vested as of the effective date of a Change in Control.

3.    ADMINISTRATION

3.1  Plan Administrator.

The 2000 Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board.  Any such committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the 2000 Plan or of any Award).  The Board, or any committee thereof appointed to administer the 2000 Plan, is referred to herein as the "Plan Administrator."  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.  The Board or Plan Administrator may delegate the responsibility for administering the 2000 Plan with respect to designated classes of eligible Participants to one or more senior executive officers or committees thereof, the members of which need not be members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator.

Except for the terms, conditions and limitations explicitly set forth in the 2000 Plan, the Plan Administrator shall have exclusive authority, in its absolute discretion, to determine all matters relating to Awards under the 2000 Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award.  The Plan Administrator shall also have exclusive authority to interpret the 2000 Plan and may from time to time adopt, change and rescind rules and regulations of general application for the 2000 Plan's administration.  This authority shall include the sole authority to correct any defect, supply any omission or reconcile any inconsistency in this 2000 Plan and make all other determinations necessary or advisable for the administration of the 2000 Plan and do everything necessary or appropriate to administer the 2000 Plan.  The Plan Administrator's interpretation of the 2000 Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the 2000 Plan shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of Data I/O's officers as it so determines.

4.    STOCK SUBJECT TO THE 2000 PLAN

4.1  Authorized Number of Shares.

As of March 10, 2000, Data I/O had outstanding options with respect to 1,215,000 shares of Common Stock and 270,499 shares of Common Stock available for additional grants under the 2000 Plan and the Data I/O 1986 Employee Stock Option Plan (“1986 Plan”).  Subject to adjustment from time to time as provided in Section 14.1, Awards of the authorized but unissued shares of Common Stock under the 1986 Plan, or shares of Common Stock that become available under the 1986 Plan as a result of the expiration or termination of options, may be granted under this 2000 Plan.  Awards for an additional 300,000 shares of Common Stock shall also be available for issuance under the 2000 Plan.  Shares issued under the 2000 Plan shall be drawn from authorized and unissued shares.  See also Section 18 for 2000 Plan amendments.

4.2  Limitations.

(a)       Subject to adjustment from time to time as provided in Section 14.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the 2000 Plan to any individual Participant in the aggregate in any one (1) calendar year, except that Data I/O may make additional one-time grants to newly hired Participants of up to 100,000 shares per such Participant; such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

(b)       Subject to adjustment from time to time as provided in Section 14.1, not more than 100,000 shares of Common Stock may be made subject to Awards to any non-employee director in the aggregate in any one calendar year.

4.3  Shares Available for Awards.

(a)       Shares Added Back to Reserve.  Subject to the limitations in (b) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares covered by an Award that is settled in cash) or if any Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(b)       Shares Not Added Back to Reserve.  Notwithstanding anything to the contrary in (a) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to any Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(c)       Cash Only Awards.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(d)       Substitute Awards Relating to Acquired Entities.  Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

5.    ELIGIBILITY

Awards may be granted under the 2000 Plan to those officers, directors and key employees of Data I/O and its Subsidiaries as the Plan Administrator from time to time selects.  Awards may also be made to consultants, agents, advisors and independent contractors who provide services to Data I/O and its Subsidiaries.

6.    AWARDS

6.1  Form and Grant of Awards.

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the 2000 Plan.  Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards and Other Stock-Based Awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other.  Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of Data I/O.

6.2  Acquired Company Awards.

Notwithstanding anything in the 2000 Plan to the contrary, the Plan Administrator may grant Awards under the 2000 Plan in substitution for awards issued under other plans, or assume under the 2000 Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old Award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (an “Acquisition Transaction”).  If a written agreement pursuant to which an Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

7.    AWARDS OF OPTIONS

7.1  Grant of Options.

The Plan Administrator is authorized under the 2000 Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price.

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3  Term of Options.

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be six (6) years from the Grant Date.

7.4  Exercise of Options.

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option or otherwise set at the time of grant, the Option will be subject to the following:  (a) 25% of the Option shall vest and become exercisable on each anniversary of the Grant Date such that the Option shall be fully vested on the fourth anniversary of the Grant Date; (b) in no event shall any additional Option Shares vest after termination of Holder’s employment by or service to Data I/O; and (c) the Plan Administrator may waive or modify the foregoing schedule at any time.

To the extent that the right to purchase shares has accrued there under, an Option may be exercised from time to time by written notice to Data I/O, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.  An Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  Payment of Exercise Price.

The exercise price for shares purchased under an Option shall be paid in full to Data I/O by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or check (unless, at the time of exercise, the Plan Administrator determines not to accept a personal check), except that the Plan Administrator, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to Data I/O's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) a promissory note delivered pursuant to Section 12; (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a third party designated by Data I/O to deliver promptly to Data I/O the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) Data I/O to deliver the certificates for such purchased shares directly to such third party, all in accordance with the regulations of the Federal Reserve Board; (d) the net exercise of the Option as defined below; or (e) such other consideration as the Plan Administrator may permit.

In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Holder but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that have a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company will accept a cash payment from the Participant.

The number of shares of Common Stock underlying an Option will decrease following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the "net exercise" feature, (ii) shares actually delivered to the Holder as a result of such exercise, and (iii) shares withheld for purposes of tax withholding.

7.6  Post-Termination Exercises.

The Plan Administrator may establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, Data I/O or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.

If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only (a) within one (1) year if the termination of the Holder’s employment or services are coincident with Disability or (b) within three (3) months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary if termination of the Holder’s employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option.  Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate entitled thereto at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option.  In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first discovery by Data I/O of any reason for such termination and the Holder shall have no right to purchase any Shares pursuant to such Option, unless the Plan Administrator determines otherwise.  If a Holder’s employment or services with Data I/O are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among Data I/O and its Subsidiaries shall not be considered a termination of employment or services.  The effect of a Company-approved leave of absence or short-term break in service on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

8.      INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation.

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the 2000 Plan and all other stock option plans of Data I/O) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Participant holds two (2) or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options were granted.

8.2  10% Shareholders.

If a Participant owns more than 10% of the total voting power of all classes of Data I/O's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five (5) years.  The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3  Eligible Employees.

Individuals who are not employees of Data I/O or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.  For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4  Term.

The term of an Incentive Stock Option shall not exceed ten (10) years.

        8.5  Exercisability.

        To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total Disability, such Option must be exercised within one (1) year after such termination.  Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6  Taxation of Incentive Stock Options.

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date the shares are transferred to the Participant.  A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.  The Participant shall give Data I/O prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Promissory Notes.

The amount of any promissory note delivered pursuant to Section 12 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8  Incorporation of Other Provisions.

With respect to Incentive Stock Options, if this 2000 Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of this 2000 Plan.

9.    STOCK APPRECIATION RIGHTS

9.1  Grant of Stock Appreciation Rights.

The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2  Tandem Stock Appreciation Rights.

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to Data I/O all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option.  Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3  Stand-Alone Stock Appreciation Rights.

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right.  A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be ten (10) years from the Grant Date.

9.4  Exercise of Stock Appreciation Rights.

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

10.  STOCK AWARDS

10.1  Grant of Stock Awards.

The Plan Administrator is authorized to make Awards of Common Stock or of rights to receive shares of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with Data I/O or the achievement of performance goals related to (i) sales, gross margin, operating profits or profits, (ii) growth in sales, gross margin, operating profits or profits, (iii) return ratios related to sales, gross margin, operating profits or profits, (iv) cash flow, (v) asset management (including inventory management), or (vi) total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.  The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services or upon the occurrence of other events.

10.2  Issuance of Shares.

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, Data I/O shall transfer, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock covered by the Award.

10.3  Waiver of Restrictions.

Notwithstanding any other provisions of the 2000 Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

11.   OTHER STOCK-BASED AWARDS

The Plan Administrator may grant other Awards under the 2000 Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value.  Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the 2000 Plan and must be consistent with the 2000 Plan’s purpose.

12.    LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

To assist a Holder (excluding a Holder who is an officer or director of Data I/O) in acquiring shares of Common Stock pursuant to an Award granted under the 2000 Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by Data I/O, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by Data I/O of a loan obtained by the grantee from a third party.  The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion; provided, however, that repayment of any Company loan to the Holder shall be secured by delivery of a full-recourse promissory note for the loan amount executed by the Holder, together with any other form of security determined by the Plan Administrator.  The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

13.    ASSIGNABILITY

Except as otherwise specified or approved by the Plan Administrator at the time of grant of an Award or any time prior to its exercise, no Award granted under the 2000 Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder.  Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercise ability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that (i) any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award, (ii) the original Holder shall remain subject to withholding taxes upon exercise, (iii) any subsequent transfer of an Award shall be prohibited and (iv) the events of termination of employment or contractual relationship set forth in subsection 7.6 shall continue to apply with respect to the original transferor-Holder.

14.    ADJUSTMENTS

14.1    Adjustment of Shares.

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in Data I/O's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of Data I/O or of any other corporation or (b) new, different or additional securities of Data I/O or of any other corporation being received by the holders of shares of Common Stock of Data I/O, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the 2000 Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Repricing of stock option exercise prices shall, in accordance with NASDAQ rules, require shareholder approval.

14.2    Dissolution, Liquidation or Change in Control Transactions.

(a)     In the event of the proposed dissolution or liquidation of Data I/O, Data I/O shall notify each Holder at least fifteen (15) days prior to such proposed action.  To the extent not previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.

(b)     Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, a Qualifying Award which is not vested or is not exercisable in full shall become exercisable or vested in connection with a Change in Control which becomes effective before the Holder’s service to Data I/O terminates as follows:

(i)      If the Qualifying Award remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes awards with substantially the same terms for such Qualifying Award, the vesting and exercisability of the Qualifying Award shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Award shall vest in accordance with the vesting schedule set forth in the applicable Award agreement.

(ii)     If the Qualifying Award remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes options with substantially the same terms for such Qualifying Award and if the Holder thereof is subject to an Involuntary Termination within one year following such Change in Control, then all Awards held by such Holder (or options issued in substitution thereof) shall become vested or exercisable in full, whether or not the vesting requirements set forth in the Award agreement have been satisfied, for a period of 90 days commencing on the effective date of such Holder’s Involuntary Termination, or if shorter, the remaining term of the Award.

(iii)    If a Qualifying Award does not remain outstanding, and either such Qualifying Award is not assumed by the surviving entity or its parent, or the surviving entity or its parent does not substitute awards with substantially the same terms for such Qualifying Award, such Qualifying Award shall become vested or exercisable in full, whether or not the vesting requirements set forth in the Award agreement have been satisfied, for a period prior to the effective date of such Change in Control of a duration specified by the Plan Administrator, and thereafter the Award shall terminate.

(c)     Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, the vesting of Qualifying Shares shall be accelerated, and Data I/O’s repurchase right with respect to such shares shall lapse, in connection with a Change in Control which becomes effective before such Holder’s service to Data I/O terminates as follows:

(i)      If Qualifying Awards were outstanding at the effective time of the Change in Control and they are partially accelerated pursuant to Subsection (b)(i) above or if there were no Qualifying Awards outstanding at the effective time of the Change in Control, the vesting of all Qualifying Shares shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Shares shall vest in accordance with the vesting schedule set forth in the applicable Award agreement.

(ii)     If the preceding clause (i) applied and if a Holder of Qualifying Shares is subject to an Involuntary Termination within one year following the same Change in Control, then all Qualifying Shares held by such Holder (or shares issued in substitution thereof) shall become vested in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

(iii)    If Qualifying Awards were outstanding at the effective time of the Change in Control and they are accelerated in full pursuant to Subsection (b)(iii) above or otherwise, the vesting of all Qualifying Shares shall be accelerated in full, and Data I/O’s repurchase right with respect to all such shares shall lapse in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

14.3    Further Adjustment of Awards.

Subject to the preceding Section 14.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control of Data I/O, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control that is the reason for such action.  Without limiting the generality of the foregoing, if Data I/O is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation.  Such agreement, without the Holder’s consent, may provide for:

                     (a)     the continuation of such outstanding Award by Data I/O (if Data I/O is the surviving corporation);

                     (b)     the assumption of the 2000 Plan and some or all outstanding Awards by the surviving corporation or its parent;

                     (c)     the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; or

 (d)     the cancellation of such outstanding Awards with or without payment of any consideration.

          14.4    Limitations.

          The grant of Awards will in no way affect Data I/O's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5    Fractional Shares.

In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

15.    WITHHOLDING

          Data I/O may require the Holder to pay to Data I/O in cash the amount of any withholding taxes that Data I/O is required to withhold with respect to the grant, exercise, payment or settlement of any Award.  Data I/O shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from Data I/O to the Participant an amount equal to such taxes.  Data I/O may also deduct from any Award any other amounts due from the Participant to Data I/O or a Subsidiary.

16.    AMENDMENT AND TERMINATION OF 2000 PLAN

          16.1    Amendment of 2000 Plan.

          The 2000 Plan may be amended by the Board in such respects as it shall deem advisable including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will increase the aggregate number of shares as to which Incentive Stock Options may be granted or change the class of persons eligible to participate.  Amendments made to the 2000 Plan which would constitute “modifications” to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.  The Board may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as the Board may consider necessary for Data I/O to comply with or to avail Data I/O, the Holders or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable.  Whenever shareholder approval is sought, and unless required otherwise by applicable law or exchange requirements, the proposed action shall require the affirmative vote of holders of a majority of the shares present, entitled to vote and voting on the matter without including abstentions or broker non-votes in the denominator.

16.2    Termination Of 2000 Plan.

          Data I/O's shareholders or the Board may suspend or terminate the 2000 Plan at any time.  The 2000 Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the earlier of the 2000 Plan's adoption by the Board or approval by the shareholders.

17.      GENERAL

17.1    Award Agreements.

Awards granted under the 2000 Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the 2000 Plan.

17.2    Continued Employment or Services; Rights In Awards.

None of the 2000 Plan, participation in the 2000 Plan as a Participant or any action of the Plan Administrator taken under the 2000 Plan shall be construed as giving any Participant or employee of Data I/O any right to be retained in the employ of Data I/O or limit Data I/O's right to terminate the employment or services of the Participant.

17.3    Registration; Certificates For Shares.

Data I/O shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the 2000 Plan, or to continue in effect any such registrations or qualifications if made.  Data I/O may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for Data I/O deems necessary or desirable for compliance by Data I/O with federal and state securities laws.

Inability of Data I/O to obtain, from any regulatory body having jurisdiction, the authority deemed by
Data I/O's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve Data I/O of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

17.4    No Rights As A Shareholder.

No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the 2000 Plan of the shares that are the subject of such Award, free of all applicable restrictions.  Further (a) no dividend equivalents shall be granted to Participants in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (b) dividend and dividend equivalent amounts with respect to any Share underlying any other Award may be accrued but may not be paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.

17.5    Compliance With Laws And Regulations.

In interpreting and applying the provisions of the 2000 Plan, any Option granted as an Incentive Stock Option pursuant to the 2000 Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

17.6    No Trust Or Fund.

The 2000 Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require Data I/O to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of Data I/O.

17.7    Severability.

If any provision of the 2000 Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the 2000 Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the 2000 Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the 2000 Plan and any such Award shall remain in full force and effect.

17.8     Restrictions.

               (a)           Excise tax gross-ups are not allowed.

               (b)          Awards are not transferable to 3rd party financial institutions.

18.    EFFECTIVE DATE

          The 2000 Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by Data I/O's shareholders at any time within twelve (12) months of such adoption.

          The original 2000 Plan was adopted by the Board on February 28, 2000 and approved by Data I/O's shareholders in May 2000.  The 2000 Plan was amended and approved by the Board and Data I/O's shareholders in: 2002 to add an additional 200,000 shares; 2004, to add an additional 300,000 shares; 2006, to add an additional 300,000 shares; 2009, to add an additional 300,000 shares; 2011, to add an additional 300,000 shares; 2012, to add an additional 300,000 shares; 2017, to add an additional 250,000 shares and 2018, to add an additional 300,000 shares of Common Stock to be reserved for issuance under the 2000 Plan  On February 24, 2021, the Board amended and restated the 2000 Plan to add an additional 700,000 shares of Common Stock to be reserved for issuance under the 2000 Plan and the Plan was further amended on May 3, 2021 to limit recycling of Shares and to clarify that dividends and dividend equivalents may be accrued with respect to unvested Awards but cannot be paid until all restrictions applicable to the Award have been satisfied or waived, and these amendments were approved by Data I/O’s shareholders on May 20, 2021.  The 2000 Plan was amended by the Board on December 16, 2022 to extend the period of acceleration for Qualifying Awards in the event of an Involuntary Termination from 180 days to one year following a Change in Control.  On March 10, 2023, the Board amended and restated the 2000 Plan to add an additional 200,000 shares of Common Stock to be reserved for issuance under the 2000 Plan.

Attachment B

DATA I/O CORPORATION
2023 oMNIBUS INCENTIVE COMPENSATION PLAN

Section 1.                  Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non‑employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock‑based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.                  Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)              “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

(b)              “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)               “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)              “Board” shall mean the Board of Directors of the Company.

(e)              “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the definition set forth herein will apply, and (C) if at any time the Company’s Articles of Incorporation provides definitions of various analogous transactions that would be deemed a liquidation event for the Company, then such definition will apply as if it were the definition set forth herein except as is otherwise expressly provided in an individual written agreement between the Company or any Affiliate and the Participant.

(f)               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)              “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b‑3, and each member of the Committee shall be an “independent director” as defined by the rules of the NASDAQ Stock Market and a “non‑employee director” within the meaning of Rule 16b‑3.

(h)              “Company” shall mean Data I/O Corporation, a Washington corporation and any successor corporation.

(i)                “Director” shall mean a member of the Board.

(j)                “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(k)              “Disability” means a medically determinable mental or physical impairment or condition of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Participant to be unable, in the opinion of the Plan Administrator on the basis of evidence acceptable to it, to perform his or her duties for Data I/O and, in the case of a determination of Disability for purposes of determining the exercise period for an Incentive Stock Option, to be engaged in any substantial gainful activity.

(l)                “Eligible Person” shall mean any employee, officer, non‑employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended.  An Eligible Person must be a natural person, and may only be granted an Award in connection with the provision of services not related to capital raising or promoting or maintaining a market for the Shares.

(m)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)              “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(o)              “Fair Market Value” with respect to one Share as of any date shall mean (a) if the Share is listed on any established stock exchange, the average of the high and low prices of one Share during the regular trading session of such market or exchange on such date, or, if no sale of Shares shall have occurred on such date, on the next preceding date on which there was a sale of Shares; (b) if the Shares are not so listed on any established stock exchange, the average of the closing “bid” and “asked” prices quoted on the over the counter market or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a Share; or (c) if the Shares are not publicly traded as of such date, the per share value of one Share, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

(p)               “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(q)               “Non‑Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(r)               “Option” shall mean an Incentive Stock Option or a Non‑Qualified Stock Option to purchase shares of the Company.

(s)                “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(t)               “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity is deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(u)              “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(v)              “Performance Stock Unit” means a performance stock unit granted in accordance with Section 6(c) of the Plan, evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) on the terms and conditions set out in the Plan or applicable PSU Award Agreement, at some future date upon satisfaction of specified performance conditions.

(w)             “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(x)               “Plan” shall mean the 2023 Data I/O Corporation Omnibus Incentive Compensation Plan, as amended from time to time.

(y)              “Prior Stock Plan” shall mean the Data I/O Corporation 2000 Stock Compensation Incentive Plan, as amended from time to time.

(z)               “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(aa)            “Restricted Stock Unit” shall mean a restricted stock unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share), on the terms and conditions set out in the Plan or applicable RSU Award Agreement, at some future date.

(bb)           “Rule 16b‑3” shall mean Rule 16b‑3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(cc)            “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(dd)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee)           “Share” or “Shares” shall mean common shares in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan).

(ff)              “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(gg)            “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.                  Administration

(a)           The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations in Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (excluding promissory notes), or canceled, forfeited or suspended, subject to the limitations in Section 7; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non‑U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non‑United States jurisdictions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)          The Committee may delegate to one or more officers or Directors of the Company or committees thereof, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards, provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of applicable exchange rules or applicable corporate law.

(c)           Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b‑3; and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

(d)          Indemnification.  To the full extent permitted by law or stock exchange rules and requirements, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations.  The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.                  Shares Available for Awards

(a)              Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal:

(i)                Five Hundred Thousand (500,000) Shares, plus

(ii)             any unused Shares available for awards under the Prior Stock Plan as of May 18, 2023, including any additional shares approved by shareholders on such date.

(iii)            any Shares subject to any outstanding award under the Prior Stock Plan that, after May 18, 2023, are not purchased or are forfeited, paid in cash or reacquired by the Company (subject to the limitations in Section 4(b) below), or otherwise not delivered to the Participant due to termination or cancellation of such award.

On and after shareholder approval of this Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below.  When determining the Shares added to and subtracted from the aggregate reserve under paragraphs (ii) and (iii) above, the number of Shares added or subtracted shall be also determined in accordance with the Share counting rules described in Section 4(b) below (including, for avoidance of doubt, the Share recycling rules).

(b)              Counting Shares.  For purposes of this Section 4, except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)              Shares Added Back to Reserve.  Subject to the limitations in (ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)             Shares Not Added Back to Reserve.  Notwithstanding anything to the contrary in (i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)             Cash-Only Awards.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)             Substitute Awards Relating to Acquired Entities.  Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)               Adjustments.  In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.  Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)              Award Limitations Under the Plan.  The limitation contained in this Section 4(d) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder‑approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(i)              Individual Annual Limitation on Eligible Persons Other Than Non-Employee Directors.  No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 200,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year, provided that the Company may make additional one-time grants to newly hired Participants of up to 100,000 Shares per such Participant.

(ii)             Limitation for Awards Granted to Non-Employee Directors.  No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards for more than 100,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.  The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5.                  Eligibility

Any Eligible Person shall be eligible to be designated as a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full‑time or part‑time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.                  Awards

(a)             Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)              Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)             Option Term.  The term of each Option shall be established by the Committee at the time of grant (but shall not be longer than 10 years from the date of grant) or, if not so established, shall be six (6) years from the date of grant of the Option.

(iii)           Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)             Promissory Notes.  For avoidance of doubt, the Committee may not accept a promissory note as consideration.

(B)             Net Exercises.  The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)            Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)             The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 500,000 Shares.

(B)            To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(C)             All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(D)             Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(E)             The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(F)              Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)              Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitations in Section 6(a)(ii) applicable to Options).  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)               Restricted Stock, Restricted Stock Units and Performance Stock Units.  The Committee is hereby authorized to grant an Award of Restricted Stock, Restricted Stock Units and Performance Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)              Restrictions.  Shares of Restricted Stock, Restricted Stock Units and Performance Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.  For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service‑based and performance‑based conditions (subject to the minimum requirements in Section 6).  Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in (d).

(ii)             Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book‑entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book‑entry registration) to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units and Performance Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units and Performance Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units or Performance Stock Units, as applicable.

(d)              Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.  Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying any other Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.

(e)              Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.  The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement.  No Award issued under this section shall contain a purchase right or option-like exercise feature.

(f)               General.

(i)                Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)              Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)             Limits on Transfer of Awards.  No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.  The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 (e.g., limited to immediate family members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations); and provided, further,that such transfers shall not be made for consideration to the Participant.  The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(iv)            Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.  The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(v)             Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by:  (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities.  An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

(vi)            Section 409A Provisions.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.  Any payment or distribution of such deferred compensation that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.

(vii)           Minimum Vesting.  Except as provided below, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one (1) year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one (1) year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or upon the Participant’s separation from service due to death or Disability. Notwithstanding the foregoing, the following Awards that do not comply with the one (1) year minimum exercise and vesting requirements may be issued:

(A)              substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(B)              shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year;

(C)              Awards issued to non-employee Directors that provide for a right of exercise or lapse of any vesting obligations no earlier than the next annual shareholder meeting date following the grant date, so long as the next annual shareholder meeting date is at least fifty (50) weeks after the immediately preceding annual meeting date; and

(D)              any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of the Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(f)(viii).

(viii)           Acceleration of Vesting or Exercisability. No Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a Change in Control, unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such Change in Control.

Section 7.                  Amendment and Termination; Corrections

(a)              Amendments to the Plan and Awards.  The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof.  Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange.  For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to:

(i)                amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)              amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)             make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to avoid any adverse tax results under Section 409A), and no action taken to comply shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof; or

(iv)             amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty, prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:

(i)                require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market or any other securities exchange that are applicable to the Company;

(ii)              increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)             increase the share or value limitations contained in (d) of the Plan;

(iv)             permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(f)(v) of the Plan;

(v)              permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan; or

(vi)             increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b).

(b)              Corporate Transactions. In the event of any Change in Control, reorganization, split‑up, spin‑off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

(i)                either (A) termination of the Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)              that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)             that, subject to Section 6(f)(viii), the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)             that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)               Correction of Defects, Omissions and Inconsistencies.  The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.                  Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  Without limiting the foregoing, unless the Committee determines otherwise, the Company will withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any applicable limitations to avoid adverse accounting treatment).

Section 9.                  General Provisions

(a)              No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)              Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.  An Award Agreement need not be signed by a representative of the Company unless required by the Committee.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)               Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)              No Rights of Shareholders.  Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)              No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)               No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)              Governing Law.  The internal law, and not the law of conflicts, of the State of Washington shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)              Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)                No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)                Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)              No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)                Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.               Clawback or Recoupment

All Awards under this Plan shall be subject to recovery or other penalties pursuant to (i) any Company clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto.

Section 11.               Effective Date of the Plan

The Plan was adopted by the Board on March 10, 2023.  The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on May 18, 2023, and the Plan shall be effective as of the date of such shareholder approval.  On and after shareholder approval of this Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

Section 12.               Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on the tenth anniversary of the date the Plan was adopted by the Board or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

PROXY CARD ATTACHMENT

Data I/O Corporation

VOTE

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Votes submitted electronically must be received by May 17, 2023 at 11:59 P.M., Eastern Time.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5 and 6.

1. Election of Directors:

Nominee	For	Withhold
01 - Anthony Ambrose	☐	☐
02 - Douglas W. Brown	☐	☐
03 - Sally A. Washlow	☐	☐
04 - Edward J. Smith	☐	☐
05 - William Wentworth	☐	☐

Proposal	For	Against	Abstain
2. To ratify the continued appointment of Grant Thornton LLP as the Company's independent auditors.	☐	☐	☐
3. Advisory vote (Say on Pay) approving the compensation of the Company's named executive officers.	☐	☐	☐
4. To consider and vote on a proposal to amend and restate the 2000 Stock Compensation Incentive Plan (the "2000 Plan") and increase the shares reserved for issuance under the 2000 Plan by 200,000 shares of common stock.	☐	☐	☐
5. To consider and vote on a proposal to approve a new 2023 Omnibus Incentive Compensation Plan (the "2023 Plan") and to reserve 500,000 shares of common stock for issuance under the 2023 Plan.	☐	☐	☐
6. To transact such other business as may properly come before the meeting.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS ON THE PROPOSALS.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03SHAC

2023 Annual Meeting Admission Ticket

2023 Annual Meeting of Data I/O Corporation Shareholders

May 18, 2023, 10:00am Pacific Time
Data I/O Corporation Headquarters
6645 185th Avenue NE, Suite 100
Redmond, WA 98052

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The 2023 Proxy Statement and the 2022 Annual Report to Shareholders are available at:
https://www.dataio.com/Company/Investor-Relations/Annual-Meeting.aspx

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Data I/O Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
DATA I/O CORPORATION

The undersigned hereby appoints Anthony Ambrose and Joel S. Hatlen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Data I/O Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 18, 2023 at 10:00 a.m. Pacific or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed on this proxy card. The Board of Directors recommends a vote FOR all nominees, FOR ratification of the continued appointment of Grant Thornton LLP as the Company's independent auditors, FOR an advisory vote (Say on Pay) approving the compensation of the Company's named executive officers, FOR a proposal to amend and restate the 2000 Stock Compensation Incentive Plan (the "2000 Plan") and increase the shares reserved for issuance under the 2000 Plan by 200,000 shares of common stock, and FOR a proposal to approve a new 2023 Omnibus Incentive Compensation Plan (the "2023 Plan") and to reserve 500,000 shares of common stock for issuance under the 2023 Plan. If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees, FOR ratification of the continued appointment of Grant Thornton LLP as the Company's independent auditors, FOR an advisory vote (Say on Pay) approving the compensation of the Company's named executive officers, FOR a proposal to amend and restate the 2000 Stock Compensation Incentive Plan (the "2000 Plan") and increase the shares reserved for issuance under the 2000 Plan by 200,000 shares of common stock, and FOR a proposal to approve a new 2023 Omnibus Incentive Compensation Plan (the "2023 Plan") and to reserve 500,000 shares of common stock for issuance under the 2023 Plan and will be voted on all other matters which may come before the meeting or any adjournment thereof.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.